                                                                    EXHIBIT 10.1

               DEVELOPMENT AND MARKETING COLLABORATION AGREEMENT


                                    BETWEEN


                       BIOGEN, INC. AND ICOS CORPORATION



                                 July 11, 2001

                                   CONTENTS

RECITALS...................................................................   1
AGREEMENT..................................................................   2
ARTICLE 1 DEFINITIONS......................................................   2
ARTICLE 2 SCOPE OF THE COLLABORATION.......................................  14
     2.1   Purpose.........................................................  14
     2.2   Guiding Principles..............................................  14
     2.3   Efforts; Cooperation............................................  15
     2.4   Allocation of Activities........................................  15
     2.5   Exclusive Relationship..........................................  15
ARTICLE 3 MANAGEMENT OF THE COLLABORATION..................................  16
     3.1   Joint Steering Committee........................................  16
     3.2   Joint Project Team..............................................  18
     3.3   Joint Commercialization Team....................................  20
     3.4   Joint Patent Committee..........................................  21
ARTICLE 4 DEVELOPMENT......................................................  22
     4.1   Development Efforts.............................................  22
     4.2   Development Plan and Responsibilities...........................  22
     4.3   Clinical Trials.................................................  24
     4.4   Clinical Trial Applications, Drug Approval Applications,
           Package Labels and Inserts......................................  24
     4.5   Regulatory Meetings and Communications..........................  26
     4.6   Development Costs...............................................  27
     4.7   Development Opt-Out.............................................  28
     4.8   Third Party Research Agreements; Use of Third Parties...........  29
     4.9   Transfer of Materials...........................................  30
     4.10  Compliance With GLP/GCP and Applicable Laws.....................  30
ARTICLE 5 COMMERCIALIZATION IN THE TERRITORY...............................  31
     5.1   Joint Commercialization Efforts.................................  31
     5.2   Pricing.........................................................  32
     5.3   Marketing Responsibilities/Marketing Materials..................  32
     5.4   Sales Efforts in the Territory..................................  34
     5.5   Customer Service................................................  35
     5.6   Distribution Activities.........................................  36
     5.7   Recalls.........................................................  36
ARTICLE 6 CONSIDERATION/COST ALLOCATION....................................  37
     6.1   Percentage......................................................  37
     6.2   Reimbursable Commercial Cost Sharing............................  37
     6.3   Upfront Fee.....................................................  37


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     6.4   Forgiveable Loan................................................  37
     6.5   Milestone Payments to ICOS......................................  39
     6.6   Records of Net Sales and Commercialization Costs................  41
ARTICLE 7 MANUFACTURE AND SUPPLY...........................................  42
     7.1   Technology Transfer.............................................  42
     7.2   Clinical Supplies...............................................  42
     7.3   Commercial Supplies.............................................  42
     7.4   Use of Third Parties............................................  43
     7.5   Decision-Making.................................................  44
     7.6   Compliance With GMP.............................................  44
     7.7   Records and Examination.........................................  44
ARTICLE 8 LICENSES.........................................................  44
     8.1   License to ICOS Within the Field in the Territory...............  44
     8.2   License to Biogen Within the Field in the Territory.............  45
     8.3   Unblocking Licenses.............................................  45
     8.4   Right to Grant Licenses/Sublicenses.............................  45
     8.5   ICOS In-License.................................................  46
     8.6   Third Party Licenses............................................  46
ARTICLE 9 TRADEMARKS AND SERVICEMARKS......................................  47
     9.1   Product Trademarks..............................................  47
     9.2   Party Trademarks on Licensed Product Promotional Materials......  47
     9.3   Trademark Licenses..............................................  47
     9.4   Trademark Use Requirements......................................  48
     9.5   Infringement of Trademarks/Prosecution and Defense..............  49
     9.6   Costs of Enforcement and Defense of Trademarks..................  49
ARTICLE 10 CONFIDENTIALITY.................................................  50
     10.1  Confidentiality.................................................  50
     10.2  Authorized Disclosure...........................................  50
     10.3  Survival........................................................  51
     10.4  Termination of Prior Agreement..................................  51
     10.5  Publications....................................................  51
     10.6  Publicity Review................................................  52
ARTICLE 11 INTELLECTUAL PROPERTY...........................................  53
     11.1  Ownership of Intellectual Property..............................  53
     11.2  Disclosure of Patentable Inventions.............................  54
     11.3  Patent Due Diligence............................................  54
     11.4  Patent Filings..................................................  55
     11.5  Patent Interferences............................................  58


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     11.6   Initial Filings if Made Outside of the United States............ 59
     11.7   Enforcement of Patent Rights.................................... 59
     11.8   Third Party Patents, Trade Secrets and Trademarks............... 61
     11.9   [ * ]........................................................... 62
     11.10  ICOS In-License/Third Party Licenses............................ 62
ARTICLE 12 REPRESENTATIONS AND WARRANTIES................................... 62
     12.1   Representations and Warranties.................................. 62
     12.2   Limitation of Representations and Warranties.................... 63
ARTICLE 13 INFORMATION AND ADVERSE DRUG EVENTS AND REPORTS.................. 64
     13.1   Information..................................................... 64
     13.2   Complaints...................................................... 64
     13.3   Adverse Drug Events............................................. 64
ARTICLE 14 TERM AND TERMINATION............................................. 65
     14.1   Term............................................................ 65
     14.2   Voluntary Termination by Either Party........................... 65
     14.3   Termination License Agreement Provisions........................ 68
     14.4   Termination for Breach.......................................... 71
     14.5   Effect of Termination for Breach................................ 73
     14.6   Bankruptcy...................................................... 74
     14.7   Surviving Rights................................................ 74
     14.8   Accrued Rights; Surviving Obligations........................... 75
ARTICLE 15 INDEMNIFICATION.................................................. 75
     15.1   Indemnification in the Territory................................ 75
     15.2   Insurance....................................................... 77
ARTICLE 16 DISPUTE RESOLUTION............................................... 77
     16.1   Disputes........................................................ 77
     16.2   Arbitration..................................................... 78
     16.3   Matters to Proceed to Court..................................... 78
ARTICLE 17 MISCELLANEOUS.................................................... 78
     17.1   Assignment...................................................... 78
     17.2   Legal Compliance................................................ 78
     17.3   Retained Rights................................................. 79
     17.4   Force Majeure................................................... 79
     17.5   Further Actions................................................. 79
     17.6   No Right to Use Names........................................... 79
     17.7   Notices......................................................... 79
     17.8   Waiver.......................................................... 81
     17.9   Severability.................................................... 81



[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     17.10  Governing Law................................................... 81
     17.11  Ambiguities..................................................... 81
     17.12  Headings........................................................ 81
     17.13  Counterparts.................................................... 82
     17.14  Entire Agreement................................................ 82
     17.15  Independent Contractors......................................... 82

Exhibits

Exhibit A   Financial Planning, Accounting and Reporting
Exhibit B   Development Plan
Exhibit C   Form of Promissory Note
Exhibit D   Press Release

Schedules

Schedule 1.5         Biogen Patents
Schedule 1.43        ICOS In-License
Schedule 1.45        ICOS Patents
Schedule 1.53        LFA-1 Mediated Cell Adhesion Assay
Schedule 4.8         Third Party Research Agreements
Schedule 6.4(c)(ii)  Registration Rights


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                          DEVELOPMENT AND MARKETING
                            COLLABORATION AGREEMENT


     This Development and Marketing Collaboration Agreement (this "Agreement")
                                                                   ---------
is entered into on this 11/th/ day of July, 2001 (the "Effective Date"), by and between Biogen, Inc., a Massachusetts corporation ("Biogen"), and ICOS
                                                    ------
Corporation, a Delaware corporation ("ICOS"). Biogen and ICOS may each be referred to in this Agreement individually as a "Party" and collectively as the
                                                 -----
"Parties".
 -------

                                    RECITALS

     1. Each Party has an interest in the research and development of small molecule LFA-1 Antagonists as a potential therapy in the treatment of certain diseases.

     2. ICOS has several small molecule LFA-1 Antagonists with potential therapeutic value.

     3. By combining their substantial experience and expertise, the Parties wish, for the exclusive and mutual benefit of both, to work collaboratively to expedite the research, development, regulatory approval and commercialization of products containing a small molecule LFA-1 Antagonist.

     4. By working together, the Parties wish to reduce cost barriers to research and development that each would face if acting individually, [ * ].

     5. The Parties believe that a collaboration will lower their costs, expedite the drug approval and delivery process, establish an effective and efficient manufacturing and distribution system for products containing a small molecule LFA-1 Antagonist, [ * ].

     6.  [ * ]

     7. ICOS and Biogen each wish to grant to the other certain exclusive licenses under each Party's respective intellectual property rights to permit the other Party to participate in exclusive and mutually beneficial collaborative development, marketing, co-promotion and sales efforts for products containing small molecule LFA-1 Antagonists and to maintain an exclusive collaboration with respect to the products covered by this Agreement.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     The following capitalized terms, whether used in the singular or the plural, shall have the following meanings as used in this Agreement unless otherwise specifically indicated:

     1.1 "Affiliate(s)" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls, directly or indirectly, (a) in the case of corporate entities more than [ * ] of the equity securities in the subject entity entitled to vote in the election of directors and (b) in the case of an entity that is not a corporation, more than [ * ] of the equity securities or other ownership interests with the power to direct the management and policies of such subject entity or entitled to elect the corresponding management authority.

     1.2 "Annual Workplan/Budget" shall mean the detailed schedule of Development activities prepared by the Joint Project Team which sets out the schedule, nature, and allocation of responsibilities of each Party for Development work and the agreed upon budget for such activities. The Annual Workplan/Budget shall be prepared by the Joint Project Team, subject to approval by the JSC, as specified in Section 4.2.

     1.3 "As Adjusted for Inflation" shall mean an adjustment to a dollar figure by a percentage equal to the amount, if any, by which the [ * ]. Adjustments shall take place on January 1, 2006 and every five years thereafter. If [ * ] is discontinued, unavailable or otherwise substantially revised, a comparable index shall be used.

     1.4 "Biogen Know-how" shall mean any and all Know-how which is within the Control of Biogen or any of its Affiliates as of the Effective Date or during the Term of this Agreement, and is necessary or useful for a Party to Develop, Commercialize, manufacture, sell, import or use Licensed Products in the Field or to otherwise perform its tasks under this Agreement.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.5 "Biogen Patents" shall mean any and all Patents that are Controlled by Biogen or any of its Affiliates as of the Effective Date or during the Term of this Agreement and that (a) claim LFA-1 Antagonists or Licensed Products or the use or manufacture of LFA-1 Antagonists or Licensed Products in the Field or (b) claim a Collaboration Invention. The term "Biogen Patents" shall also include Biogen's interest in any such Patents owned jointly by the Parties as provided under this Agreement. "Biogen Patents" known to be existing as of the date hereof are listed in Schedule 1.5.
                     ------------

     1.6 "Biogen Percentage" shall mean the percentage specified as the Biogen Percentage under Section 6.1, as adjusted pursuant to Section 4.7. The initial Biogen Percentage shall be fifty percent (50%).

     1.7  [ * ]

     1.8 "Calendar Quarter" shall mean the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

     1.9 "Change of Control" shall mean any of the following: (a) the sale or disposition of all or substantially all of the assets of a Party or its direct or indirect parent corporation to a Third Party, (b) the acquisition, in one or a series of one or more transactions, by a Third Party which constitutes one person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with any such person's "affiliates" or "associates", as such terms are defined in the Exchange Act, other than an employee benefit plan (or related trust) sponsored or maintained by a Party or any of its Affiliates, of more than forty percent (40%) of the outstanding shares of voting capital stock of a Party or its direct or indirect parent corporation, or (c) the reorganization, merger or consolidation of a Party or its direct or indirect parent corporation with or into another corporation, other than, in the case of this clause (c), a reorganization, merger or consolidation of a Party or its direct or indirect parent corporation in which holders of shares of the voting capital stock of the Party or its direct or indirect parent corporation, as the case may be, immediately prior to the reorganization, merger or consolidation (the "Original Holders") will have at least sixty percent (60%) of the ownership of voting capital stock of the surviving corporation in such reorganization, merger or consolidation, as the case may be, immediately after the reorganization merger or consolidation in the same proportions as immediately prior to such reorganization, merger or consolidation relative to the other Original Holders.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.10 "Clinical Supplies" shall mean supplies of Licensed Product in suitable form, manufactured as specified under this Agreement or under any manufacturing agreement between the Parties and in compliance with GMP, if required given the intended use, and ready to be used for the conduct of preclinical and/or human clinical trials of a Licensed Product in the Field by the Parties pursuant to the Development Plan and Annual Workplan/Budget.

     1.11 "Clinical Trial Application" shall mean an effective Notice of a Claimed Investigational New Drug Exemption, as defined in Title 21 of the Code of Federal Regulations, on file with the FDA before the commencement of clinical trials of Licensed Products in humans, or any comparable filing with any relevant regulatory agencies or other governmental entities in any country in the Territory.

     1.12 "Collaboration Invention" shall mean all Inventions Controlled by either Party or its Affiliates, either alone or jointly with the other Party or its Affiliates, which Inventions are made (meaning that they are conceived during the Term and experimentation has been initiated during the Term) by the employees, agents or subcontractors of either Party or its Affiliates in the performance of such Party's obligations under this Agreement, regardless of whether such Collaboration Inventions are made solely by such employees, agents or subcontractors of the Party or its Affiliates or jointly with the employees, agents or subcontractors of the other Party or its Affiliates.

     1.13 "Collaboration Invention Patent Rights" shall mean Patents which are Controlled by either Party or its Affiliates and which claim Collaboration Inventions.

     1.14 "Combination Product" shall mean a product containing both a Licensed Product and one or more other active ingredients in addition to the Licensed Product where the other active ingredients have independent prophylactic or therapeutic effect when used alone to treat the disease or indication for which the Combination Product is labeled, whether the Licensed Product and the other active ingredients are together in a physical mixture or packaged and priced together as a single product.

     1.15 "Combination Product Amount" shall mean the following: in the event a Licensed Product is sold in the form of a Combination Product, Royalty-Bearing Sales for such Combination Product for purposes of this Agreement will be determined [ * ]. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in such country, Royalty-Bearing Sales shall be calculated [ * ]. If, on a country-by-country basis, the Licensed

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Product component of the Combination Product is not sold separately in such country, but the other active component or components are sold separately, Royalty-Bearing Sales shall be calculated [ * ]. If, on a country-by-country basis, neither the Licensed Product nor the other active component or components of the Combination Product are sold separately in such country, Royalty Bearing Sales for such Combination Product shall be determined by the Parties in good faith.

     1.16 "Commercial Supplies" shall mean supplies of Licensed Product in suitable final packaged form, as specified under any manufacturing agreement between the Parties, manufactured in compliance with GMP, and ready to be sold for use in the Field in the Territory.

     1.17 "Commercialization" shall mean any and all activities constituting importing, marketing, distributing, offering for sale and selling Licensed Product in the Field and shall include, but not be limited to, Promotion as well as activities required to fulfill ongoing regulatory obligations, including adverse event reporting. When used as a verb, "Commercialize" shall mean to engage in Commercialization.

     1.18 "Commercially Reasonable and Diligent Efforts" shall mean the level of effort and resources normally used by a Party for a product or compound owned by it or to which it has rights, which is of similar market potential and at a similar stage in its development or product life, taking into account, without limitation, with respect to a Licensed Product issues of safety and efficacy, product profile, the proprietary position of the Licensed Product, the then current competitive environment for the Licensed Product and the likely timing of the Licensed Product's entry into the market, the regulatory environment and status of the Licensed Product, and other relevant scientific, technical and commercial factors. Without limiting the foregoing, Commercially Reasonable and Diligent Efforts as it applies to the Development of Licensed Products hereunder shall mean adherence to the activities and time lines (to the extent adherence to such activities and time lines is controllable by the Party responsible for performing such activities) set forth in the then most current version of the Development Plan and its associated Annual Workplan/Budget, subject to delays caused by issues of safety or efficacy or other technical and scientific issues that may arise or by any other factor outside the reasonable control of the responsible Party. Notwithstanding the foregoing, to the extent that the performance of a Party's responsibilities hereunder is adversely affected by the other Party's failure to perform its responsibilities hereunder, such Party shall not be deemed to have failed to use its Commercially Reasonable and Diligent Efforts in performing such responsibilities.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.19 "Commercially Significant Indication" shall mean, with respect to each Licensed Product, the use of Licensed Product for [ * ], there is a valid technical rationale for use of Licensed Product in such indication and the peak sales of Licensed Product, [ * ].

     1.20 "Control" shall mean the possession of the ability to grant the right to use, or of a license or sublicense, in each case as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party existing at the time the grant, license or sublicense would be required under this Agreement. "Controlled" shall mean the past tense of Control.

     1.21 "Co-Promotion" shall mean to jointly Promote a Licensed Product through Biogen, ICOS, their Affiliates, [ * ].

     1.22 "Cost of Goods Manufactured For Sale" shall have the meaning set forth in Exhibit A.
         ---------

     1.23 "Development" shall mean all activities performed by or on behalf of either Party pursuant to the Development Plan and each Annual Workplan/Budget with respect to a Licensed Product in the Field and in the Territory from the Effective Date until Regulatory Approval of the Licensed Product is obtained for the indication under study. "Development" shall include, without limitation, [ * ]. When used as a verb, "Develop" shall mean to engage in Development.

     1.24  "Development Costs" shall have the meaning defined in Exhibit A.
                                                                 ---------

     1.25 "Development Plan" shall mean the comprehensive plan for (a) the Development of Licensed Products, including, [ * ]. An initial Development Plan is attached hereto as Exhibit B and incorporated into this Agreement, [ * ].
                      ---------

     1.26 "Distributing Party" shall mean the Party determined in accordance with Section 7.3(a), unless the Parties otherwise agree.

     1.27  "Distribution Costs" shall have the meaning defined in Exhibit A.
                                                                  ---------

     1.28 "Drug Approval Application" shall mean an application to a Regulatory Authority for Regulatory Approval of Licensed Product.

     1.29 "Estimated Net Selling Price" as applicable to sales of Commercial Supplies [ * ] with respect to the Calendar Quarter for which the calculation is being made. If at the time Estimated Net Selling Price is being calculated, Licensed Product has not yet been launched or has not been on the market for a full quarter, [ * ]

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Estimated Net Selling Price based on [ * ] to other than a quarterly basis, the references to quarterly amounts in this definition shall be changed to reflect the period [ * ] to be used for the calculation of Transfer Price.

     1.30 "Estimated Per Unit COGs" as applicable to sales of Commercial Supplies [ * ] with respect to the Calendar Quarter for which the calculation is being made. If at the time the Estimated Per Unit COGs calculation is being made Licensed Product has not yet been launched or has not been on the market for a full quarter, [ * ] to other than a quarterly basis, the references to quarterly amounts in this definition shall be changed to reflect the period [ * ] to be used for the calculation of Transfer Price.

     1.31 "Estimated Per Unit Distribution Costs" for a Party as applicable to sales of Commercial Supplies [ * ] with respect to the Calendar Quarter for which the calculation is being made. If at the time the Estimated Per Unit Distribution Costs calculation is being made Licensed Product has not yet been launched or has not been on the market for a full quarter, [ * ] to other than a quarterly basis, the references to quarterly amounts in this definition shall be changed to reflect the period [ * ] to be used for the calculation of Transfer Price.

     1.32 "Estimated Selling Proceeds" shall mean the Estimated Net Selling Price less the Distributing Party's Estimated Per Unit Distribution Costs.

     1.33 "EU" shall mean the European Union and its member nations as existing at the relevant point in time.

     1.34 "FDA" shall mean the United States Food and Drug Administration and any successor agency.

     1.35 "FD&C Act" shall mean the U.S. Food, Drug, and Cosmetic Act, 21 C.F.R. (S) 210 et seq. and the regulations promulgated thereunder, as the same
               ------
may be amended from time to time.

     1.36  "Field" shall mean the [ * ].

     1.37 "First Commercial Sale" shall mean, in each country in the Territory, the first sale by Biogen, ICOS, or their Affiliates or permitted sublicensees of Licensed Product to a Third Party after the required Regulatory Approval to sell such Licensed Product in that country has been granted by the relevant Regulatory Authority. A Licensed Product sale shall be deemed to occur on the earlier of (a) the date Licensed Product is shipped or (b) the date of the invoice to the purchaser of Licensed Product.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.38 "FTE" shall mean a total of [ * ] work on the Development, manufacturing or Commercialization of Licensed Products carried out by employees of a Party having the appropriate relevant expertise to conduct such activities.

     1.39 "GCP" shall mean "Good Clinical Practice" or "GCP". Good Clinical Practice or GCP shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated under the FD&C Act, as amended from time to time, and such standards of good clinical practice as are required by the Regulatory Authorities of the EU and other organizations and governmental agencies in countries in which Licensed Products are intended to be sold, to the extent such standards are not less stringent than United States GCP, provided that a Party shall not be held to any standards of good clinical practice that are different than those standards required by the United States and the EU unless such standards have been specifically identified and approved for implementation by the Joint Project Team.

     1.40 "GLP" shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the Regulatory Authorities of the EU.

     1.41 "GMP" shall mean the regulatory requirements for current good manufacturing practices promulgated by the FDA under the FD&C Act, and the regulations promulgated thereunder, as the same may be amended from time to time, and such standards of good manufacturing practice as are required by the Regulatory Authorities of the EU and other organizations and governmental agencies in countries in which Licensed Products are intended to be manufactured or sold, to the extent such standards are not less stringent than United States GMP, provided that a Party shall not be held to any standards required by countries outside the United States and EU unless such standards have been identified and approved for implementation by the Joint Project Team.

     1.42  "Gross Sales" shall have the meaning defined in Exhibit A.
                                                           ---------

     1.43  "ICOS In-License" shall mean the license listed in Schedule 1.43.
                                                              -------------

     1.44 "ICOS Know-how" shall mean any and all Know-how which is within the Control of ICOS or any of its Affiliates as of the Effective Date or during the Term of this Agreement, and is necessary or useful for a Party to Develop, Commercialize, manufacture, sell, import or use Licensed Products in the Field or to otherwise perform its tasks under this Agreement.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.45 "ICOS Patents" shall mean any and all Patents that are Controlled by ICOS or any of its Affiliates as of the Effective Date or during the Term of this Agreement and that (i) claim LFA-1 Antagonists or Licensed Products or the use or manufacture of LFA-1 Antagonists or Licensed Products in the Field or
(ii) claim a Collaboration Invention. The term "ICOS Patents" shall also include ICOS's interest in any such Patents owned jointly by the Parties as provided under this Agreement. "ICOS Patents" known to be existing as of the date hereof are listed in Schedule 1.45.
              -------------

     1.46 "ICOS Percentage" shall mean the percentage specified as the ICOS Percentage under Section 6.1, as adjusted pursuant to Section 4.7. The initial ICOS Percentage shall be fifty percent (50%).

     1.47 "Invention" shall mean any discovery or other finding that directly relates to any LFA-1 Antagonist or Licensed Product, the Development of any Licensed Product, any method of making Licensed Product or any method of using Licensed Product or any uses of Licensed Product in the Field.

     1.48 "Joint Commercialization Team" or "JCT" shall mean that body established pursuant to Section 3.3.

     1.49 "Joint Patent Committee" or "JPC" shall mean that subcommittee of the Joint Project Team established pursuant to Section 3.4.

     1.50 "Joint Project Team" or "JPT" shall mean that body established pursuant to Section 3.2.

     1.51 "Joint Steering Committee" or "JSC" shall mean that committee established pursuant to Section 3.1.

     1.52 "Know-how" shall mean all data, Inventions, methods, proprietary information, processes, trade secrets, techniques and technology (including Confidential Information as defined in Article 10), whether patentable or not but which are not generally known, which directly relate to LFA-1 Antagonists or Licensed Products or to the manufacture, testing or use of Licensed Product, including, but not limited to, discoveries, formulae, materials, including biological materials, practices, methods, knowledge, know-how, processes, experience, test data (including pharmacological, toxicological and clinical information and test data), analytical and quality control data, marketing, pricing, distribution, cost and sales data or descriptions.

     1.53  "LFA-1 Antagonists" shall mean [ * ].

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.54 "Licensed Product" shall mean any formulation for use in the Field containing as an active constituent an LFA-1 Antagonist identified prior to or during the Term of this Agreement. A Licensed Product approved for several different indications shall be considered a single Licensed Product.

     1.55 "Licensed Product Promotional Materials" shall mean all Sales Representative training materials and all written, printed, graphic, electronic, audio or video matter related to the marketing or Promotion of Licensed Product, including, but not limited to, journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, Internet postings, broadcast advertisements and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by a Party in connection with any Promotion.

     1.56  "Major Market Country" shall mean any [ * ].

     1.57 "Manufacturing Party" shall mean the Party determined in accordance with Section 7.2(a) or 7.3(a), unless the Parties otherwise agree.

     1.58 "Manufacturing Party's Cost" shall mean the Manufacturing Party's Estimated Per Unit COGs plus the Manufacturing Party's Estimated Per Unit Distribution Costs, if any.

     1.59  "Marketing Costs" shall have the meaning defined in Exhibit A.
                                                               ---------

     1.60  "Net Sales" shall have the meaning defined in Exhibit A.
                                                         ---------

     1.61 "Patent(s)" shall mean any and all patents, patent applications and any patents issuing therefrom worldwide together with any extensions, registrations, confirmations, supplemental protection certificates and other like forms of patent term extensions, reissues, continuations, divisions, continuations-in-part, reexaminations, substitutions or renewals thereof.

     1.62  "Patent Costs" shall have the meaning defined in Exhibit A.
                                                            ---------

     1.63 "Percentage" as to ICOS shall mean the ICOS Percentage and as to Biogen shall mean the Biogen Percentage.

     1.64 "Phase I Clinical Trial" shall mean studies in humans to obtain initial data regarding the safety of Licensed Product.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.65 "Phase II Clinical Trial" shall mean studies in humans of the safety, dose range and efficacy of Licensed Product which are conducted after Phase I Clinical Trial of such Licensed Product.

     1.66 "Phase III Clinical Trial" shall mean one or more controlled studies in humans of the efficacy and safety of a Licensed Product, which is prospectively designed to demonstrate statistically whether the Licensed Product is safe and effective for use in a particular indication, in a manner intended to be sufficient to obtain Regulatory Approval to market that Licensed Product and which the Joint Project Team designates as a Phase III Clinical Trial.

     1.67 "Phase IV Clinical Trial" shall mean any clinical trial in an indication to be conducted after a Regulatory Approval in such indication which was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval.

     1.68 "Post-Approval Clinical Trial" shall mean any clinical trial in an indication, other than a Phase III Clinical Trial or Phase IV Clinical Trial, to be conducted after a Regulatory Approval for such indication.

     1.69  "Pre-Marketing Expenses" shall have the meaning defined in Exhibit A.
                                                                      ---------

     1.70  "Product Trademark" shall have the meaning set forth in Section
5.3(c).

     1.71 "Promotion" shall mean those activities, including, without limitation, detailing normally undertaken by a pharmaceutical company's sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular Licensed Product in a specific indication. When used as a verb, "Promote" shall mean to engage in such activities.

     1.72 "Regulatory Approval" shall mean any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the marketing and sale of a Licensed Product in a regulatory jurisdiction.

     1.73 "Regulatory Authority" shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products ("EMEA")), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any jurisdiction of the world involved in the granting of Regulatory Approval for Licensed Product.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.74 "Reimbursable Commercial Costs" shall have the meaning defined in Exhibit A.
---------

     1.75 "Royalty-Bearing Sales" shall mean, with respect to a License Agreement (as defined in Section 14.2(d)), [ * ]. Royalty-Bearing Sales for Combination Products shall be based on the Combination Product Amount. [ * ]. Any Licensed Product sold or otherwise disposed of in other than an arm's-length transaction or for other property (e.g., barter) shall be deemed [ * ] during the applicable period in the country of sale, if available.

     1.76  "Sales Costs" shall have the meaning set forth in Exhibit A.
                                                             ---------

     1.77 "Sales Representative" shall mean an employee of either Party or its Affiliates or permitted sublicensees or, as applicable, an employee of a contract sales organization (a) who is responsible for contacting customers and others who can buy or influence the buying decision with respect to the applicable Licensed Product in the applicable country in the Territory and (b) whose success at such activities is a significant factor in the ongoing employment of the individual.

     1.78 "Sample" shall mean a unit of Licensed Product that is not intended to be sold and is intended to promote the sale of such Licensed Product. When used as a verb, "Sample" shall mean to provide Samples to health care providers.

     1.79 "Territory" shall mean every country, territory, possession or other political subdivision of the world.

     1.80 "Third Party" shall mean any entity other than ICOS or Biogen or their Affiliates.

     1.81 "Third Party License" shall mean any license agreement with a Third Party entered into by a Party during the Term of this Agreement pursuant to
Section 8.3, 11.8 or 11.9 and any license agreement with a Third Party entered into prior to or during the Term of this Agreement for know-how or patent rights that are included in Biogen Know-how, Biogen Patents, ICOS Know-how, ICOS Patents or the license provided under Section 8.3 by virtue of a Party's or its Affiliates' Control, [ * ].

     1.82 "Third Party License Fees" shall mean license fees, royalties and other amounts paid to any Third Party under a Third Party License or the ICOS In-License after the Effective Date, provided that milestone payments and license fees, other than royalties, [ * ] pursuant to the ICOS In-License shall not be deemed Third Party License Fees, and instead shall remain the sole obligation of ICOS.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.83  "Transfer Price" shall mean the [ * ].

     1.84 "United States" or "U.S." shall mean the United States of America, its territories and possessions, and the Commonwealth of Puerto Rico.

     1.85 "Valid Claim" shall mean (a) a claim of an issued and unexpired patent (or the equivalent in a supplementary protection certificate) which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken or (b) a claim of a pending patent application which claim shall not have been canceled, withdrawn, abandoned or rejected by an administrative agency from which no appeal can be taken; [ * ].

     1.86 "Wind-Down Costs" shall mean all reasonable costs necessary to shut down, terminate or dispose of Development, manufacturing or Commercialization activities or related contracts or materials following the termination of this Agreement that the non-terminating Party or non-breaching Party, as the case may be, does not want to continue or use, to the extent such activities, contracts and materials are included in the then current Annual Workplan/Budget or Annual Commercialization Plan/Budget or have been otherwise approved by the JPT, JCT or JSC

     1.87 Additional Definitions. Each of the following definitions is found in the body of this Agreement as indicated:

                                                                  Section
                                                                  -------

     "AMA"                                                        5.4(e)
     "AMA Guidelines"                                             5.4(e)
     "Annual Commercialization Plan/Budget"                       5.1(c)
     "Clinical Manufacturing Agreement"                           7.2
     "Collaboration Agreement"                                    4.8
     "Commercial Manufacturing and Supply Agreement"              7.3
     "Commercialization Plan"                                     5.1(c)
     "Commercialization Team Leader"                              3.3
     "Confidential Information"                                  10.1
     "Contract Sales Organization"                                5.1(d)
     "Cost of Capital Charge"                                     Exhibit A
     "Designated Party"                                           5.1(b)
     "Development Cost Project Account"                           4.6(b)
     "Distribution Activities"                                    5.6

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                                                 Section
                                                                 -------

     "Excluded Indication"                                         4.7(a)
     "Functional Currency"                                       Exhibit A
     "License Agreement"                                          14.2(d)
     "Licensing Party"                                            14.2(d)
     "Line Termination Date"                                       6.4(a)
     "Losses"                                                     15.1(a)
     "Material Transfer Agreement"                                 4.8
     "Ongoing Development Expenses"                              Exhibit A
     "Other Out-of-Pocket Costs"                                 Exhibit A
     "Outside the Scope Inventions"                               11.1(b)
     "PhRMA"                                                       5.4(e)
     "PhRMA Code"                                                  5.4(e)
     "Project Team Leader"                                         3.2
     "Reconciliation Statement"                                  Exhibit A
     "Sales Returns and Allowances"                              Exhibit A
     "Term"                                                       14.1
     "Third Party Research Agreements"                             4.8
     "Trademark Holder"                                            9.1

                                   ARTICLE 2
                           SCOPE OF THE COLLABORATION
2.1  Purpose

     Pursuant to the terms of this Agreement, within the Field and the Territory, the Parties agree to (a) engage in Development activities with the goal of obtaining Regulatory Approval for Licensed Products, as soon as reasonably practicable, in one or more Commercially Significant Indications in each Major Market Country where it makes commercial sense to do so given the size of the potential market and the safety and efficacy profile of each Licensed Product, (b) engage in Development activities with the goal of obtaining Regulatory Approval for Licensed Products, as soon as reasonably practicable, subject to the terms of this Agreement, [ * ] psoriasis [ * ], and
(c) engage in Commercialization of such Licensed Products, with the goal of optimizing the profit available to each Party. [ * ].

2.2  Guiding Principles

     The guiding principles of the intended 50/50 joint collaboration and relationship between the Parties established by this Agreement will include equality,

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

joint governance, joint collaboration, joint decision-making, shared access and responsibility, shared opportunity, joint Co-Promotion and shared profits.

2.3  Efforts; Cooperation

     Each Party shall use Commercially Reasonable and Diligent Efforts in performing its tasks and responsibilities and in conducting all activities ascribed or assigned to it under this Agreement, the then current Development Plan, any Annual Work Plan/Budget, the then current Commercialization Plan and any Annual Commercialization Plan/Budget. The Parties shall use Commercially Reasonable and Diligent Efforts to Develop, manufacture and Commercialize Licensed Products, as expeditiously as reasonably practicable. Each Party shall cooperate with and provide reasonable support to the other Party in performing its activities with respect to the Development, manufacturing and Commercialization work contemplated under this Agreement.

2.4  Allocation of Activities

     Subject to the guiding principles set forth in Section 2.2, it is expected that each individual activity of the Parties hereunder will be allocated to [ * ]. Unless otherwise specified in this Agreement, the JSC, the JPT and the JCT shall seek to (a) optimize the profitability of Licensed Products over each Licensed Product's life, [ * ].

2.5  Exclusive Relationship

     Except as expressly set forth in this Agreement, the Parties shall, during the Term, work exclusively with each other to research, Develop, manufacture and Commercialize LFA-1 Antagonists and Licensed Products in the Field solely in accordance with the terms of this Agreement. During the Term of this Agreement, neither Party nor any of its Affiliates shall, alone or in collaboration with or through the grant of any rights to any Third Party or less than wholly-owned Affiliate, research, Develop, make, import, export, distribute, offer for sale, or otherwise Commercialize or Develop any LFA-1 Antagonist or Licensed Product for use as a [ * ], except as otherwise permitted under Sections 4.7, 4.8, 5.1(d), 5.4(c), 5.6, 7.2(a), 7.4 and 8.4. Notwithstanding anything in this Agreement to the contrary, [ * ].

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   ARTICLE 3
                        MANAGEMENT OF THE COLLABORATION

3.1  Joint Steering Committee

     (a) Establishment of Joint Steering Committee. Within [ * ] of the Effective Date, the Parties will establish a Joint Steering Committee, or JSC, to oversee and manage the Development and Commercialization activities contemplated by this Agreement. The JSC will be composed [ * ]. Any member of the JSC may designate a substitute of equal experience and seniority to attend and perform the functions of that member at any meeting of the JSC. The JSC will meet at least [ * ] each year during the Term of this Agreement, or at any other frequency agreed by the JSC.

     (b) Joint Steering Committee Responsibilities. In addition to its general responsibilities to oversee and manage the Development of Licensed Products (with implementation through the Joint Project Team) according to the Development Plan and each Annual Workplan/Budget, to oversee and manage the Commercialization of Licensed Products in the Territory (with implementation through the Joint Commercialization Team) according to the Commercialization Plan and each Annual Commercialization Plan/Budget and to ensure a regular flow of information between the Parties, the JSC shall, subject to the terms of this
Agreement:

          (i)    direct the overall strategy, [ * ];

          (ii)   review and approve global regulatory and clinical strategies;

          (iii) review and approve the Development Plan and each Annual Workplan/Budget, [ * ];

          (iv) review and approve activities related to manufacturing and/or the supply of Clinical Supplies or Commercial Supplies, other than activities related specifically to day-to-day manufacturing operations or to manufacturing facilities;

          (v)    [ * ];

          (vi)   [ * ];

          (vii) review and approve the Commercialization Plan and each Annual Commercialization Plan/Budget, [ * ];


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          (viii) review estimates of sales and expenses on a country-by-country and Licensed Product-by-Licensed Product basis;

          (ix) review and approve the determinations of the Joint Project Team with respect to the calculations of the presence or absence of a Commercially Significant Indication;

          (x)     [ * ]

          (xi) perform such other functions as are allocated to it under the other provisions of this Agreement or as appropriate to further the purposes of this Agreement as determined by the Parties.

     (c) Joint Steering Committee Chairpersons; Procedures; Decisions. The JSC shall have a single Chairperson with customary duties who is a member of the JSC and a Secretary who is not a member of the JSC. The Secretary shall send notices and the agendas for all regular JSC meetings. [ * ] shall designate the initial Chairperson and [ * ] shall designate the initial Secretary. The following year, [ * ] shall designate the Chairperson and [ * ] shall designate the Secretary, and thereafter the Parties shall alternate with one Party designating the Chairperson for a year and the other Party appointing the Secretary for that year. The location of regularly scheduled JSC meetings shall alternate between the offices of the Parties, unless otherwise agreed. Meetings may be held telephonically and shall be effective only if at least [ * ] of each Party is in attendance or participating in the meeting. Decisions of the JSC shall be made by [ * ] vote of those in attendance or participating in the meeting. In the event the Chairperson or Secretary is unable to attend or participate in a meeting, the Party who designated the Chairperson or Secretary, as the case may be, may designate a substitute for the meeting. The Secretary shall attend all meetings and record in the minutes in sufficient detail the discussion and decisions of the JSC. Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and distribution. Action that may be taken at a meeting of the JSC may be taken without a meeting if a written consent setting forth the action so taken is signed [ * ].

     (d) Authority. The Parties agree that, in voting on matters as described in this Article 3, it shall be conclusively presumed that each voting member of the JSC has the authority and approval of such member's respective senior management in casting his or her vote and that decisions of the JSC made in accordance with this Article 3 shall be binding on each of the Parties; provided, however, that the JSC shall not have the authority to amend or modify this Agreement.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (e) JSC Reports. Before each meeting of the JSC, each Party, the JPT or the JCT, or any subcommittee, as applicable, will provide the members of the JSC with written copies of all materials they intend to present at the JSC meeting. The JSC may also request at any time specific data or information related to Development or Commercialization activities or that a written report be prepared in advance of any meeting summarizing certain material data and information arising out of the conduct of the Development or Commercial activities, and the Party or appropriate committee or team to whom such request is made shall promptly provide to the other Party or the JSC such report, data or information.

     (f) Appointment of Subteams or Subcommittees. The JSC shall be empowered to create such subteams or subcommittees of itself as it may deem appropriate or necessary. Each such subteam or subcommittee shall report to the JSC, which shall have authority to approve or reject recommendations or actions proposed thereby.

     (g) Dispute Resolution. Issues coming before the JSC that require action, approval or resolution and for which the JSC is unable to reach agreement on a mutually acceptable action, approval or resolution shall be resolved by the Parties under the terms of Article 16.

3.2  Joint Project Team

     (a) Establishment of Joint Project Team. Within [ * ] of the Effective Date, the Parties will establish a single Joint Project Team to coordinate and implement all activities with respect to the Development of Licensed Products in the Field and in the Territory within the budgets approved under each associated Annual Workplan/Budget, [ * ]. The Joint Project Team shall consist of such number of representatives of each Party as are reasonably necessary to accomplish the goals of the Joint Project Team. Where possible, the Joint Project Team shall be composed of [ * ] from each Party. Such representatives will include individuals with expertise and responsibilities in the areas of [ * ], as appropriate to the stage of Development of Licensed Products. [ * ]. Either Party may replace any or all of its representatives at any time upon prior written notice to the other Party. Any member of the Joint Project Team may designate a substitute to attend and perform the functions of that member at any meeting of the Joint Project Team. The Joint Project Team shall be empowered to create such subteams or subcommittees as it may deem appropriate or necessary. Each such subteam or subcommittee, including the Joint Patent Committee, subject to Section 3.4, shall report to the Joint Project Team, which shall have authority to approve or reject recommendations or actions proposed thereby. The Joint Project


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Team will meet, telephonically or otherwise, [ * ], or more frequently, as agreed by the Project Team Leaders.

     (b) Joint Project Team Responsibilities. The Joint Project Team shall be responsible, with the oversight and approval of the JSC, for formulating and executing the specific details of the Parties' Development collaboration, including, without limitation, preparing for and executing the Development activities contemplated under this Agreement. The Joint Project Team shall prepare the Development Plan and each associated Annual Work Plan/Budget in accordance with Section 4.2. Except as set forth in Section 4.7, the Joint Project Team shall also have the responsibility of selecting the [ * ]; making decisions regarding the design and implementation of [ * ]; selecting and designing clinical trials [ * ]; conducting market research and development activities prior to formation of the Joint Commercialization Team; devising the content of and filing strategy for all Clinical Trial Applications and Drug Approval Applications; [ * ], coordinating interactions with Regulatory Authorities and, along with the Joint Commercialization Team, developing and implementing standard operating procedures [ * ], consistent with Article 13; through the Joint Patent Committee, coordinating patent and trademark-related activities, subject to Section 3.4; and implementing other activities necessary to the successful completion of the collaboration and for exchanging information and facilitating cooperation and coordination between the Parties as they exercise their respective rights and meet their respective obligations under this Agreement. In addition to such other reports as required by the JSC, the Joint Project Team shall submit to the JSC its written determinations of all Commercially Significant Indications for Licensed Product, as such determinations are made, and a determination of its recommendations as to the priority among such indications and the priority among the countries within the Territory in which the Joint Project Team expects to seek Regulatory Approval for Licensed Product. The Joint Project Team will be responsible for all other activities assigned to it by the JSC.

     (c) Joint Project Team Decision-Making. Decisions of the Joint Project Team shall be made by [ * ] vote of the Project Team Leaders. If the Joint Project Team is unable to resolve a dispute regarding any issue, such dispute shall be resolved in accordance with Article 16.

     (d) Ceasing of Joint Project Team Operations. The Joint Project Team will cease operations and have no further function under this Agreement on the date on which [ * ].

     (e) Annual Production Requirements. The Joint Project Team shall be responsible for submitting annual Licensed Product production requirement reports as


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

part of each Annual Workplan/Budget. Such report shall include a non-binding forecast of requirements for Clinical Supplies and a placebo for the Territory for the then current year and the following [ * ], and any other related information which the Joint Project Team determines to include.

     (f) Accounting/Financial Reporting. Each Party will appoint a representative with expertise in the areas of accounting, cost allocation, budgeting and financial reporting to the Joint Project Team. Such representatives shall provide services to and consult with the Joint Project Team in order to address the financial, budgetary and accounting issues which arise in connection with the Development Plan, each Annual Workplan/Budget and the Financial Planning, Accounting and Reporting Procedures attached hereto as Exhibit A, and updates thereto. Each representative may designate a substitute
---------
to perform such functions, or may be replaced at any time by the represented Party by providing notice thereof to the other Party.

3.3  Joint Commercialization Team

     (a) Formation of the JCT. [ * ], a Joint Commercialization Team, or JCT, will be formed, comprised of [ * ] of each Party, the total number of which from each Party will be [ * ]. Each member of the JCT will be an individual with experience [ * ]. The Project Team Leader of the Joint Project Team for each Party may also be one of the representatives for such Party on the JCT. [ * ]. Each Commercialization Team Leader will be responsible for ensuring that his/her Party's JCT members carry out the activities assigned them under the Commercialization Plan and each Annual Commercialization Plan/Budget. Either Party may replace any or all of its representatives on the JCT at any time upon [ * ]. Any member of the JCT may designate a substitute to attend and perform the functions of that member at any meeting of the JCT. The JCT will meet, telephonically or otherwise, [ * ], or more frequently, as agreed by the Commercialization Team Leaders.

     (b) Responsibilities of JCT. The JCT shall, during the Development of Licensed Product, coordinate with the Joint Project Team those activities deemed necessary for a successful Commercialization of Licensed Product in the Territory upon Regulatory Approval. The JCT shall be responsible for preparing the Commercialization Plan and each Annual Commercialization Plan/Budget in accordance with Section 5.1, for overseeing and implementing the activities contemplated thereunder and under Article 5 and for [ * ].


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (c) JCT Decision-Making. Decisions of the Joint Commercialization Team shall be made by [ * ] vote of the Commercialization Team Leaders. If the Joint Commercialization Team is unable to resolve a dispute regarding any issue, such dispute shall be resolved in accordance with Article 16.

     (d) Annual Production Requirements. The Joint Commercialization Team shall be responsible for submitting annual Licensed Product commercial production requirement reports as part of each Annual Commercialization Plan/Budget. Such report shall include a non-binding forecast of requirements for Commercial Supplies for the Territory for the then current year and [ * ], and any other related information which the JCT determines to include.

     (e) Accounting/Financial Reporting. Each Party will appoint a representative with expertise in the areas of accounting, cost allocation, budgeting and financial reporting to the Joint Commercialization Team. Such representatives shall provide services to and consult with the Joint Commercialization Team in order to address the financial, budgetary and accounting issues which arise in connection with the Commercialization Plan, each Annual Commercialization Plan/Budget and the Financial Planning, Accounting and Reporting Procedures attached hereto as Exhibit A, and updates thereto.
                                            ---------
Each representative may designate a substitute to perform such functions, or may be replaced at any time by the represented Party by providing notice thereof to the other Party.

3.4  Joint Patent Committee

     Within [ * ] after the Effective Date, Biogen and ICOS shall establish a "Joint Patent Committee" or "JPC", as a subcommittee of the Joint Project Team, to oversee and direct the continued prosecution of ICOS Patents and Biogen Patents and the preparation and filing of Collaboration Invention Patent Rights, subject to the terms of Article 11. The JPC shall be comprised of [ * ] as appointed by such Party. A Party may replace its representative from time to time upon prior written notice to the other Party. The JPC shall exist until the termination of this Agreement, provided that at such time as the Joint Project Team no longer exists, the JPC shall become a subcommittee of the Joint Commercialization Team. All decisions of the JPC shall be [ * ], and in the event that a decision cannot be reached by the JPC, the matter shall be referred to the Joint Project Team. In the event that the Joint Project Team is unable to reach a decision with respect to any such matter, then such matter shall be resolved in accordance with Article 16.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   ARTICLE 4
                                  DEVELOPMENT

4.1  Development Efforts

     The Parties shall cooperate with each other, through the Joint Project Team, in carrying out the Development Plan and each Annual Workplan/Budget. Development activities will, to the extent practicable, be allocated between the Parties by the Joint Project Team in accordance with Article 2. Except as set forth in Sections 7.2 and 7.3, all activities to be undertaken in the performance of the Development Plan and each Annual Workplan/Budget shall be carried out by employees of the Parties and/or their respective Affiliates or subcontractors in accordance with Article 2. In determining whether to utilize the services of any Third Party in conducting activities under the Development Plan, [ * ].

4.2  Development Plan and Responsibilities

     (a)  Initial Development Plan. The Parties have attached as part of Exhibit
                                                                         -------
B an initial Development Plan, the goals of which are (i) [ * ] as required to
-
obtain Regulatory Approval for one or more Commercially Significant Indications as promptly as commercially and technically practicable, or as otherwise deemed appropriate by the Joint Project Team, including the expected commencement of a [ * ]; (ii) the acquisition of Regulatory Approval for Licensed Product in a manner sufficient to allow the Commercialization of Licensed Product in those countries of the Territory where it [ * ]; (iii) the identification, selection and Development of additional Licensed Products [ * ]; and (iv) the formation and transfer to the Manufacturing Party of the information and capabilities necessary to manufacture and supply Clinical Supplies and Commercial Supplies of Licensed Product, for such Development and Commercialization, including, but not limited to, the transfer of manufacturing Know-how by the Distributing Party to the Manufacturing Party [ * ].

     (b) Initial Annual Workplan/Budget. The Joint Project Team shall, within [ * ] of the execution date of this Agreement, prepare a draft of an Annual Workplan/Budget for 2001, [ * ] and a time line for completion of such activities. [ * ]. The final Annual Workplan/Budget for 2001 shall be approved by the JSC within [ * ] after the Effective Date.

     (c) Yearly Updates and Subsequent Annual Workplans/Budget. The Joint Project Team shall, on an annual basis, update the Development Plan to reflect any changes necessary given the progress and the results of the Development work as of such date or any change in strategy, time lines, or long-range plans going forward. In addition, prior to the start of each year, the Joint Project Team shall prepare an


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Annual Workplan/Budget [ * ], a budget setting forth the estimated expenditures required to carry out such activities, a time line for completion of such activities and annual production requirements, as specified in Section 3.2(e).
[ * ]. Each update to the Development Plan and adoption of each Annual Workplan/Budget under this paragraph (c) and any modifications and updates under paragraph (d) below shall automatically be deemed to constitute an amendment to Exhibit B upon JSC approval and ratification of the meeting minutes related
---------
thereto, and shall not constitute an obligation of either Party until such approval and ratification. The schedule for yearly updates to the Development Plan and the drafting and approval of each Annual Workplan/Budget commencing with the year [ * ] is as follows:

                      Event                                           Timing
                      -----                                           ------
     Yearly Development Plan update by the Joint            [ * ]
      Project Team
     Draft of Annual Workplan/Budget for each year          [ * ]
      together with any necessary updates to the
      Development Plan prepared by Joint Project Team
     Approval of Development Plan update and Annual         Meeting of JSC next following date
      Workplan/Budget by JSC                                when the plans are available

     (d) Interim and Annual Workplan/Budget Modifications and Updates. The Joint Project Team shall review each Annual Workplan/Budget on a quarterly basis during the course of each year to review actual activities and expenditures compared to the plan and to determine whether any changes are necessary given the progress and the results of the Development work as of such date. Other interim modifications to each Annual Workplan/Budget during the course of the year may also be adopted by the Joint Project Team, as necessary, but shall be subject to the approval of the JSC if material. All changes to any Annual Workplan/Budget shall be subject to review and approval of the JSC where such modifications exceed the authority delegated to the Joint Project Team by the JSC or under this Agreement.

     (e) Responsibilities. Consistent with its responsibilities under this Agreement, the Development Plan and each Annual Workplan/Budget, each Party agrees to use Commercially Reasonable and Diligent Efforts to:

          (i) transfer to the other Party all Know-how in such Party's possession that the Joint Project Team deems useful for the Development of Licensed Products, including, but not limited to, preclinical data, assays and associated materials, protocols and procedures, reasonable quantities of existing Licensed


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Product for research, Development and manufacturing scale-up work, all existing preclinical data, regulatory filings, and all existing clinical trial protocols and data, provided that, notwithstanding anything in this Agreement to the contrary, the transfer of Know-how from the Distributing Party to the Manufacturing Party shall include, but shall not be limited to, all manufacturing Know-how, as specified in Section 7.1, to the extent such Know-how is not already in the Manufacturing Party's possession;

          (ii) in accordance with the Development Plan and any associated Annual Workplan/Budget, conduct or, as applicable, assist the other Party to conduct, all relevant studies, including human clinical studies for Licensed Products; and

          (iii) in accordance with the Development Plan and any associated Annual Workplan/Budget and Section 4.4, make or, as applicable, assist the other Party in making all filings with and supporting all communications with the relevant regulatory agencies or other governmental entities necessary to conduct such studies or to seek Regulatory Approvals for Licensed Products.

4.3  Clinical Trials

     The Parties will conduct clinical trials for Licensed Products in accordance with the Development Plan and each Annual Workplan/Budget. Except to the extent otherwise required by relevant regulatory agencies or other governmental entities, [ * ]. All clinical data and reports related to clinical trials for Licensed Products shall be jointly owned by the Parties, and each Party shall have full use, for any purpose consistent with this Agreement, of all such data and reports related to clinical trials for Licensed Products.
[ * ].

4.4 Clinical Trial Applications, Drug Approval Applications, Package Labels and Inserts

     (a) The Joint Project Team shall determine which Party shall be responsible for filing all Clinical Trial Applications. The JSC shall designate which Party shall be responsible for filing and holding Drug Approval Applications and Regulatory Approvals worldwide, provided that in any case such filings shall be subject to the oversight of the Joint Project Team. The Party responsible for filing a Clinical Trial Application or Drug Approval Application in a given jurisdiction (the "Filing Party") shall comply with all regulatory
                              ------------
obligations in such jurisdiction arising from any of the foregoing, subject to the terms of this Agreement. The Filing Party shall use Commercially Reasonable and Diligent Efforts in performing the activities contemplated under this Agreement, and shall perform such activities with the oversight of the Joint Project Team and in accordance with the Development Plan and


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

each Annual Workplan/Budget. Prior to submitting any Clinical Trial Application or Drug Approval Application, the Parties, through the Joint Project Team, shall consult and cooperate in preparing such filings, their content and scope. Each Party shall have the right to review and comment on all Clinical Trial Applications and Drug Approval Applications in accordance with specific time lines or other arrangements agreed upon by the Joint Project Team, and no such filing shall be made unless the Joint Project Team has approved the form and content of the filing. Unless otherwise required by relevant Regulatory Authorities, [ * ]. Unless otherwise specified by the Joint Project Team and subject to the terms of this Agreement, the Filing Party shall own all regulatory submissions, including all Clinical Trial Applications, Drug Approval Applications and associated governmental licenses, approvals, and certificates for Licensed Products in the Territory. Notwithstanding the foregoing, in any jurisdiction, including the EU, in which, based on the written opinion of an attorney of the Parties' mutual selection who is expert in the applicable laws or regulations of the jurisdiction at issue or based on consultation with the applicable Regulatory Authority, the Parties determine that formation of a joint venture entity or entities to hold the applicable Drug Approval Applications or other governmental licenses, approvals or certificates for Licensed Products is the sole means by which the names of both Parties may appear on the label of Licensed Product and/or the applicable Licensed Product Promotional Materials, the Parties, upon the written request of either Party, shall form and transfer ownership of the applicable Drug Approval Applications or other governmental licenses, approvals or certificates for Licensed Products to such joint venture entity or entities. Prior to any transfer under this Section 4.4(a), the Parties shall negotiate in good faith as to the necessity of the formation of such an entity or entities and shall consider in preference thereto all commercially reasonable alternatives. Each and every entity formed pursuant to this Section 4.4(a) shall be constituted in a form mutually acceptable to both Parties, shall be jointly owned and controlled by the Parties and shall undertake no business other than holding the applicable Drug Approval Applications or other governmental licenses, approvals, or certificates for Licensed Products. The Parties agree to take all commercially reasonably steps required to eliminate or minimize the tax effects on either Party arising out of the formation of any entity or entities pursuant to this Section 4.4(a).

     (b) Each Party shall not transfer title or otherwise attempt in any manner to dispose of any Clinical Trial Applications or Drug Approval Applications or other governmental licenses, approvals or certificates for Licensed Products in the Territory, or otherwise impair the other Party's rights in such filings, or other governmental licenses, approvals or certificates.

     (c) The Parties will include on all package labels and inserts for Licensed Products sold in the Territory the names and logos of both ICOS and Biogen with


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

equal prominence, to the extent permitted by the applicable Regulatory Authorities. [ * ].

     (d) The content and language of the proposed package insert, and all changes thereto, including, without limitation, all safety-related package insert changes for Licensed Products shall be agreed upon by the Joint Project Team prior to submission to the applicable Regulatory Authority.

4.5  Regulatory Meetings and Communications

     (a) For each country in the Territory, unless the Joint Project Team otherwise specifies, the Parties shall be jointly responsible for conducting meetings and discussions related to Licensed Products with the Regulatory Authorities. Each Party shall be given the opportunity to have one or more of its representatives participate in all substantive discussions and meetings with Regulatory Authorities which relate to Licensed Products, including, but not limited to, with respect to any Drug Approval Applications.

     (b) Each Party shall provide the other Party with a copy of any material documents or reports to be filed with the FDA or any other Regulatory Authority under this Agreement. The Joint Project Team shall approve all such material documents or reports prior to filing. [ * ]. To the extent either Party receives material written or oral communication from the FDA or any other Regulatory Authority relating to Licensed Products, the Party receiving such communication shall notify the other Party and provide a copy of any written communication to the other Party as soon as reasonably practicable.

     (c) Within [ * ] after the Effective Date, the Parties' respective regulatory affairs or other applicable departments, including the members of the Joint Project Team with regulatory and drug safety expertise, shall meet and agree on processes and procedures to recommend to the Joint Project Team for sharing information needed to support each Party's respective regulatory responsibilities, including, without limitation, development of appropriate safety databases relating to Licensed Products. The processes and procedures adopted by the Joint Project Team under this Section 4.5(c) for sharing of information and adverse event reporting shall be consistent with Article 13.

     (d) The Parties shall cooperate in good faith with respect to the conduct of any inspections by any Regulatory Authority of a Party's site and facilities related to Licensed Products, and each Party shall at a minimum be given the opportunity to


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

attend the summary, or wrap-up, meeting related to Licensed Products with such Regulatory Authority at the conclusion of such site inspection. [ * ].

4.6  Development Costs

     (a) Payment of Development Costs. All Development Costs, except those otherwise specifically excluded under this Section 4.6 and in Section 4.7, for activities conducted under this Agreement, including, without limitation, all Development Costs [ * ], shall be shared between Biogen and ICOS as provided below and in accordance with the Financial Planning, Accounting and Reporting Procedures attached hereto as Exhibit A, so that Biogen bears fifty percent
                              ---------
(50%) of such costs and ICOS bears fifty percent (50%) of such costs, provided that such costs were part of an Annual Workplan/Budget or were otherwise approved by the JSC. There shall be a Reconciliation Statement, [ * ].

     (b) Development Cost Accounts. Subject to the limitations set forth in this Section 4.6 and in Section 4.7, each Party shall charge all Development Costs incurred by it or its Affiliates on its books and records in a manner so as to enable the tracking of expenses incurred in connection with the Development Plan and each Annual Workplan/Budget (each, a "Development Cost
                                                           ----------------
Project Account").  Within [ * ] after the end of each Calendar Quarter, each
---------------
Party shall submit to the other Party a written summary of all expenses charged to its Development Cost Project Account during such Calendar Quarter, which summary shall be accompanied by reasonable supporting documentation for such expenses.

     (c) Expense Limitations. The expenses charged by either Party to its Development Cost Project Account in accordance with this Agreement for any year shall not be in an amount in excess of [ * ] of the amount included for the total expenditures in the then current Development Plan and Annual Workplan/Budget, as appropriate, unless the Joint Project Team recommends and the JSC approves such excess expenses. If actual costs of implementing an Annual Work Plan/Budget or the Development Plan are expected to vary by more than [ * ] from the amounts budgeted for expenditure during the relevant period, the Joint Project Team will revise, as applicable, the Annual Workplan/Budget or Development Plan and submit it in writing, with an explanation of the variance and the reasons therefore, for approval to the JSC. If the JSC does not approve the variance, the [ * ].

     (d) Third Party License Fees. Until such date as Licensed Product is Commercialized in the Territory, the Parties shall equally share in the costs of any Third Party License Fees relating thereto. The Party paying any Third Party License Fee shall invoice the other Party for its share of such Third Party License Fee within


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

[ * ] after the date of payment. The Party receiving such invoice shall reimburse the other Party for its share of such Third Party License Fees within [ * ] after receiving the invoice therefor. After the date when Licensed Product is Commercialized in the Territory, Third Party License Fees shall be treated as [ * ] under Exhibit A.
            ---------

     (e) Records and Examinations. During the term of this Agreement, each Party shall keep and maintain accurate and complete records showing the expenses incurred by it in performing its activities under the Development Plan and each Annual Workplan/Budget during the [ * ], which books and records shall be in sufficient detail such that Development Costs can accurately be determined.
Each Party shall have examination rights with respect to such records of the other Party as set forth in paragraph A.4 of Exhibit A.
                                             ---------

4.7  Development Opt-Out

     (a) [ * ] shall be considered as a potential indication for the Development of Licensed Products by the Joint Project Team. [ * ]. If, at the next meeting of the JSC and after discussion of the proposal, [ * ]. The Party proceeding with Development in an Excluded Indication shall keep the Joint Project Team reasonably informed of the plan for Development, the progress of Development activities and the results obtained from Development activities in the Excluded Indication. In addition, notwithstanding anything in this Agreement to the contrary, the Party proceeding with Development in an Excluded Indication shall consult with the Joint Project Team and consider in good faith the input of the Joint Project Team with respect to any decision or action related to Development of Licensed Product in the Excluded Indication to the extent such decision or action may have an impact on the Parties' ability to proceed with Development of Licensed Product in another indication or on the Parties' ability to obtain Regulatory Approval for the Licensed Product in another indication or which may result in material safety concerns or other issues being raised that might materially adverse affect the value of Licensed Product in other indications.

     (b) The Party desiring to proceed in an Excluded Indication shall be responsible for preparing the Drug Approval Application for such Excluded Indication, provided that the filing shall be subject to the approval of the Joint Project Team under the terms of Section 4.4, and shall actually be filed by the Party responsible for regulatory filings under Section 4.4(a).

     (c)  For each Excluded Indication Developed by a Party [ * ].


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

4.8  Third Party Research Agreements; Use of Third Parties

     (a) Biogen acknowledges that, as of the Effective Date, ICOS has certain existing material transfer agreements and collaboration agreements involving use of Licensed Product with academic investigators or governmental research institutions ("Third Party Research Agreements"). The Third Party Research
               -------------------------------
Agreements involving transfer of Licensed Product executed during the last [ * ] are as listed in Schedule 4.8. Biogen acknowledges that ICOS is required to
                 ------------
fulfill its respective commitments under such Third Party Research Agreements. Such commitments may include providing investigators with research quantities of Licensed Product for research purposes. Biogen agrees that, to the extent required by the applicable Third Party Research Agreement, ICOS may continue its existing commitments under such Third Party Research Agreements for up to [ * ] from the Effective Date, or as agreed upon by the Joint Project Team, so long as no such commitments hinder ICOS's ability to fulfill its responsibilities under the Development Plan or any Annual Workplan/Budget. Consistent with the responsibilities set forth in this Agreement, and with the consent of the appropriate Third Party, if required, ICOS agrees to promptly provide Biogen with all data, reports and information related to Licensed Product in the Field that ICOS receives under such Third Party Research Agreements.

     After the Effective Date, the Parties shall, through the Joint Project Team, agree upon and coordinate subsequent Third Party material transfer and collaboration agreements with academic or governmental research institutions related to Development of Licensed Product or involving the use of Licensed Product, and amendments or extensions of the existing Third Party Research Agreements in a manner so as to conserve the available quantities of the Parties' research materials and to avoid compromise of the Parties' abilities to fulfill their responsibilities under the Development Plan or any Annual Workplan/Budget and with a view toward maintaining access to relevant intellectual property rights. Any such subsequent Third Party agreements shall be in a form of a "Material Transfer Agreement" and/or a "Collaboration
                   ---------------------------            -------------
Agreement" to be agreed upon by the Parties.
---------

     (b) In the event that any Third Party Research Agreement, or any Material Transfer Agreement or Collaboration Agreement entered into after the Effective Date results in an invention or know-how made, jointly or solely, by a Third Party that relates to Licensed Products, the Joint Project Team shall determine whether a license (exclusive or non-exclusive) should be obtained under the rights of such Third Party to such invention or know-how in accordance with
Section 11.9. If the invention or know-how resulting from the Third Party Research Agreement or Material Transfer Agreement or Collaboration Agreement has applicability outside the scope of this Agreement, and both Parties desire to have access to such invention or know-how for


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

uses outside the scope of this Agreement, the Parties shall ensure that they each have the opportunity to separately license the rights to such invention or know-how.

     (c) Subject to Section 8.4, the Joint Project Team shall establish procedures for determining whether the selection or use for Development work of Third Parties and less than wholly-owned Affiliates will require Joint Project Team approval or involvement and which agreements with Third Parties and less than wholly-owned Affiliates will require pre-approval by the Parties. Each Party shall have the right at any time to review the other Party's agreements or proposed agreements with Third Parties and less than wholly-owned Affiliates performing Development work. The use for Development work of a person or entity that becomes an Affiliate of a Party on a Change of Control of that Party shall continue to be subject to the procedures for selection or use established by the JPT and each Party shall continue to have the right to review the other Party's agreements or proposed agreements with such a person or entity.

4.9  Transfer of Materials

     During the collaboration under this Agreement, the Parties anticipate that each Party will transfer certain of its proprietary materials to the other Party. Each Party agrees that it will use such materials of the other Party only for the purposes of the collaboration and will not transfer such materials to any Third Party without the consent of the other Party, except as expressly permitted under this Agreement. Each Party shall have the right to use proprietary materials made or assembled by either Party during and in furtherance of the collaboration hereunder, which are directly related to Licensed Product, solely for the purposes of the collaboration hereunder, including, without limitation, the right to transfer such material to Third Parties, with consent of the JPT, under the form of Material Transfer Agreement or Collaboration Agreement agreed upon by the Parties pursuant to Section 4.8(a) above, or as otherwise specifically approved as part of an Annual Workplan/Budget or as specified in Article 7.

4.10 Compliance With GLP/GCP and Applicable Laws

     In performing Development activities, each Party shall comply with all applicable laws, regulations and professional standards. In particular, but without limiting the foregoing, all of the Development activities, including all tasks specified by the Development Plan and any associated Annual Workplan/Budget, shall be performed in accordance with GLP or GCP, to the extent applicable. With respect to any facility or site at which a Party conducts Development pursuant to this Agreement, including, where commercially reasonable and within the control of the other Party,


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Third Party facilities or sites, each Party shall have the right, at its expense, upon reasonable prior written notice and during normal business hours, to inspect such site and facility and any records relating thereto as is reasonably necessary to verify the other Party's compliance with the terms of this Agreement relating to GLP and GCP. Such inspection shall be subject to the confidentiality provisions of this Agreement. Each Party agrees, to the maximum extent possible, to include in any agreement with a Third Party relating to such facilities and sites a clause permitting the other Party to exercise its rights under this Section 4.10.

                                   ARTICLE 5
                      COMMERCIALIZATION IN THE TERRITORY

5.1  Joint Commercialization Efforts

     (a) Efforts. ICOS and Biogen each agree to: (a) collaborate exclusively and diligently in the Commercialization of Licensed Products in the Field and
(b) use Commercially Reasonable and Diligent Efforts to Commercialize Licensed Products and in such a manner as to optimize the profitability of Licensed Products for both Parties. Except as otherwise set forth in this Article 5, all activities shall be undertaken by the Parties in accordance with the Commercialization Plan and Annual Commercialization Plan/Budget developed under
Section 5.1(c), and [ * ].

     (b)  Appointment of Designated Party. Guided by the principles set forth in
Article 2 for each indication, the Joint Commercialization Team shall appoint a Party as the "Designated Party" under this Agreement for each indication to
              ----------------
fulfill the roles described in Sections 5.3 and 5.4. The formal designation of a Designated Party for an indication shall occur no later than [ * ] after the start of the Phase III Clinical Trial of Licensed Product in such indication. Notwithstanding anything in this Agreement to the contrary, the following shall apply with respect to the appointment of a Designated Party: [ * ].

     (c) Commercialization Plan/Annual Commercialization Plan/Budget. Within [ * ] after its creation, the JCT shall prepare and submit to the JSC for approval a rolling multiyear [ * ] plan for Commercializing Licensed Product in the Territory (the "Commercialization Plan"). Notwithstanding anything in this
                    ----------------------
Agreement to the contrary, the Designated Party for an indication shall be responsible for proposing the sections of the Commercialization Plan related to such indication, provided that the proposal is subject to the review, modification and approval of the full JCT and, ultimately, the review and approval of the JSC. The Commercialization Plan shall include [ * ]. The Commercialization Plan shall be updated by the JCT [ * ] of each year and submitted for approval by the JSC at its meeting next following the date


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

when such updated plan is available. Each updated Commercialization Plan shall address [ * ]. Not later than [ * ] after the filing of the first Drug Approval Application for Licensed Product in the Territory, the JCT shall prepare and submit to the JSC for approval an annual commercialization plan and budget (the "Annual Commercialization Plan/Budget"). Notwithstanding anything in this
 ------------------------------------
Agreement to the contrary, the Designated Party for an indication shall be responsible for proposing the sections of the Annual Commercialization Plan/Budget related to such indication and all periodic updates thereto, provided that the proposal is subject to the review, modification and approval of the full JCT and, ultimately, the review and approval of the JSC. The first such Annual Commercialization Plan/Budget shall cover the remainder of the calendar year in which such Licensed Product is anticipated to be approved plus the first full calendar year thereafter. On or before [ * ] of each year thereafter, the JCT shall prepare an Annual Commercialization Plan/Budget for the upcoming year, together with any necessary updates to the Commercialization Plan, and shall submit such Annual Commercialization Plan/Budget and such updates to the JSC for review and approval at the meeting of the JSC next following the date when such plans are available. Each Annual Commercialization Plan/Budget shall be based on the then current Commercialization Plan and, taking into account the guiding principles set forth in Article 2, the provisions of this Article 5 and the other terms of this Agreement, shall include [ * ]. In preparing and updating the Commercialization Plan and each Annual Commercialization Plan/Budget, the JCT will take into consideration factors such as [ * ], as well as the other provisions of this Article 5 and the other terms and conditions of this Agreement.

     (d)  [ * ].

5.2  Pricing

     [ * ].

5.3  Marketing Responsibilities/Marketing Materials

     (a) Role of Designated Party in Marketing. The Designated Party in any indication shall have, with the other Party's participation and input, and subject to the review, modification and approval of the JCT, the primary role in
(i) preparing annual marketing plans, overall marketing and promotional platforms and campaigns for the market for such indication, including allocation for sales and marketing personnel in such indication between the Parties; (ii) implementing marketing activities [ * ] for Licensed Product with respect to such indication; (iii) the design of Licensed Product Promotional Materials; and
(iv) proposing patient assistance programs. The non-Designated Party shall have the right to provide input to the Designated Party


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

with respect to marketing and product launch activities for Licensed Product in the designated indication in the Territory, [ * ]. The role of the Designated Party in sales efforts is described in Section 5.4.

     (b) Pre-Marketing Expenses. On a country-by-country basis, before Regulatory Approval in such country of the Territory, the Pre-Marketing Expenses incurred by the Parties with respect to such Licensed Product in anticipation of obtaining Regulatory Approval of such Licensed Product in such country shall be shared equally by the Parties, consistent with plans and budgets established in the Development Plan and associated Annual Workplan/Budget, or the Commercialization Plan or any Annual Commercialization Plan/Budget. As such Pre-Marketing Expenses are incurred, they shall be paid for by the Party incurring such expenses, subject to reimbursement as set forth in Exhibit A.
                                                        ---------

     (c) Product Trademarks. Licensed Products shall be sold in the Territory under trademarks selected by the JCT and approved by the JSC with the advice and counsel of the JPC (the "Product Trademarks"). The term "Product Trademarks"
                         ------------------
shall also include any servicemarks selected by the JCT for use in connection with services related to Licensed Products. [ * ]. In the event of a Third Party challenge of the Parties' right to commercialize Licensed Product under the selected Product Trademark, the JPC shall consider the grounds for such challenge and recommend to the JCT a course of action in the affected market based on an assessment of the legal merits of such Third Party claim. The foregoing procedure shall also be followed in the event of an objection to the selected Product Trademark raised by a Regulatory Authority that is reviewing a Drug Approval Application.

     (d) Party Name on Licensed Product Promotional Materials. With respect to Licensed Product Promotional Materials, to the extent such Licensed Product Promotional Materials identify or otherwise make reference to either of the Parties, such Licensed Product Promotional Materials shall identify or make reference to both ICOS and Biogen with equal prominence and emphasis as having joined and participated in the development and joint commercialization of the Licensed Product, as permitted by the applicable laws and regulations of each country in which such Licensed Product Promotional Materials are to be presented. The manner in which the trademarks and business name of the Parties is to be presented on the Licensed Product Promotional Materials shall be subject to prior review and approval of the JCT, with the advice and counsel of the JPC.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

5.4  Sales Efforts in the Territory

     (a) Allocation; Sales Representatives. The JCT shall allocate Co-Promotion and related selling activities of the Parties in accordance with Article 2. The Designated Party for an indication shall be responsible for coordinating the sales forces of the Parties in Co-Promoting and marketing Licensed Product in such indication in the Territory. The non-Designated Party shall have the right to provide input to the Designated Party with respect to sales efforts for Licensed Product in the designated indication in the Territory. [ * ]. Notwithstanding the foregoing or any other provision of this Agreement and unless otherwise agreed by the Parties, each Party shall have a right to Promote and provide a reasonable level of sales effort hereunder for each Licensed Product; provided, however, that the Parties agree that their intent is to [ * ]. The JCT will determine the supplemental sales efforts above the minimum specified in the preceding sentence. A Party may exercise its right to provide sales effort to the extent only that it has, or will have at the time such sales effort is required to be provided, the necessary infrastructure to provide such sales effort.

     (b) Sales Representative Training. Each Party Promoting Licensed Product in any country in the Territory shall supervise and maintain such competent and qualified Sales Representatives as may be required to fulfill its Promotion responsibilities under the Annual Commercialization Plan/Budget. [ * ]. Each Party shall periodically provide additional training, in accordance with the training requirements and training programs and using training materials approved by the JCT, for each of its Sales Representatives engaging in Promotion activities hereunder.

     (c) Use of Third Party Distributors. The JCT shall determine in which countries, if any, the Parties shall appoint less than wholly owned Affiliates or Third Party distributors. The Distributing Party shall be responsible for entering into the agreement with such Affiliates or Third Party distributor, provided that the distributor and the form of the distribution agreement are approved in advance by the JSC. The Distributing Party may use wholly owned Affiliates for distributing the Licensed Product without the approval of the JSC in accordance with this Agreement and provided it informs the other Party of its intended use of such Affiliates.

     (d) Sales Forecasts. The Designated Party for an indication shall be responsible for preparing [ * ] sales forecasts and manufacturing resource plans for such indication for submission to the JCT.

     (e) Co-Promotion Compliance Responsibilities. Each Party Promoting a Licensed Product in the United States shall in all material respects conform its


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

practices and procedures relating to such Promotion to the FD&C Act, the Pharmaceutical Research and Manufacturers of America ("PhRMA") Code of
                                                       -----
Pharmaceutical Marketing Practices (the "PhRMA Code") and the American Medical
                                         ----------
Association ("AMA") Guidelines on Gifts to Physicians from Industry (the "AMA
              ---                                                         ---
Guidelines"), as the same may be amended from time to time, and promptly notify
----------
the other Party of and provide the other Party with a copy of any material correspondence or other reports with respect to the Promotion of Licensed Product submitted to or received from the FDA, PhRMA or the AMA relating to the FD&C Act, the PhRMA Code or the AMA Guidelines. Outside of the United States, the Parties shall in all material respects conform their practices and procedures relating to such Promotion to the applicable laws, rules and regulations of the applicable country in the Territory, and similarly provide the other Party with a copy of comparable correspondence or other reports as applicable in such country. Each Party shall cause each of its employees, representatives and agents, including, without limitation, each of its Sales Representatives, to do nothing which such Party knows or reasonably should know would jeopardize the goodwill or reputation of either Party or Licensed Product.

     (f) Labeling Claims. Each Party shall limit the claims of safety and efficacy that such Party or its sales force makes for a Licensed Product in the Territory to those that are consistent with the approved labeling for such Licensed Product in such country of the Territory. Neither Party may add, delete or modify claims of efficacy or safety in its Promotion of any Licensed Product in the Territory nor make any other changes in Promotion materials, Licensed Product Promotional Materials and literature approved by the JCT unless the change is approved by the JCT. Each Party shall be fully responsible for disseminating accurate information regarding any Licensed Product to its Sales Representatives based on approved labeling and information provided by the JCT.

     (g) Samples. No Sampling of Licensed Product shall occur unless the JCT has approved a Sampling program. If the JCT determines that a Sampling program is advisable, each Party's Sales Representatives shall follow the procedures for Sampling agreed upon by the JCT and shall perform Sampling in compliance with all applicable laws and regulations.

5.5  Customer Service

     As part of its Commercialization Plan and each Annual Commercialization Plan/Budget, the JCT shall develop a strategy and procedures for customer support services, on a country-by-country basis, including the [ * ]. The JCT shall allocate responsibility for customer support services between the Parties in such a way as to balance the goal of providing consistent, high quality support [ * ].


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

5.6  Distribution Activities

     The Distributing Party in a country shall be responsible for processing orders, pick, pack and ship operations, order delivery, invoicing and collection activities and any other distribution activities that are allocated to the Distributing Party in the Commercialization Plan and an Annual Commercialization/Budget (collectively, "Distribution Activities"). All
                                         -----------------------
Distribution Activities shall be performed by the Distributing Party in accordance with the Commercialization Plan and an Annual Commercialization/Budget using employees and facilities of the Distributing Party or using a Third Party or Third Parties approved by the JCT under a contract approved by the JCT.

5.7  Recalls

     Decisions with respect to recalls, withdrawals or corrections of Licensed Product related to manufacturing or product quality issues shall be handled in accordance with the Clinical Supply Agreement and the Commercial Supply Agreement. The JSC shall have decision-making authority with respect to issuing all other recall, market withdrawal or correction of any Licensed Product in the Territory. The members of the JSC for each Party shall delegate their authority under this Section to the appropriate executive officers in their respective regulatory departments who shall develop appropriate standard operating procedures with respect to recalls. To the extent regulatory timeframes or public safety considerations require immediate action, a telephone conference of the JSC's designees under this Section 5.7 shall be called within the required timeframe to consider the action and make a decision. Each Party shall notify the other Party promptly (and, in any event, within twenty-four (24) hours of receipt of written notice) if any Licensed Product is alleged or proven to be the subject of a recall, market withdrawal or correction in any country in the Territory. Once a recall or withdrawal decision has been made under this Section 5.7, the Distributing Party, under the direction of the JCT and the designees of the JSC, shall be responsible for handling and implementing such recalls and market withdrawals of any Licensed Product in the Territory, provided that such activities are performed in accordance with standard operating procedures approved by the JCT and the JSC. The other Party will make available to the Distributing Party, upon request, all of the other Party's pertinent records that the Distributing Party may reasonably request to assist it in effecting any recall or market withdrawals. Except as otherwise set forth in the Clinical Manufacturing Agreement or Commercial Manufacturing and Supply Agreement, the Parties shall share equally all costs of a recall or marketing withdrawal in the Territory in accordance with a budget for such activities to be agreed upon by the JCT and approved by the JSC. A Party shall have no obligation to reimburse or otherwise compensate the other Party for any lost profits or income that may arise in


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

connection with any such recall or market withdrawal. Any investigation conducted in connection with a Licensed Product recall shall be undertaken jointly by the Parties under the direction of the JSC.

                                   ARTICLE 6
                         CONSIDERATION/COST ALLOCATION

6.1  Percentage

     Subject to the adjustments set forth in Section 4.7, the Biogen Percentage shall be fifty percent (50%) and the ICOS Percentage shall be fifty percent (50%).

6.2  Reimbursable Commercial Cost Sharing

     The Parties shall split Reimbursable Commercial Costs in accordance with the Parties' respective Percentages and in accordance with the procedures described in the Financial Planning, Accounting and Reporting Procedures attached hereto as Exhibit A. There shall be a Reconciliation Statement,
                   ---------
prepared by the finance representatives of the Parties on the JPT or Joint Commercialization Team as set forth in Exhibit A, of such costs which are to be
                                       ---------
shared and which are incurred during a reporting period by each Party, in accordance with Section A.2.2 of Exhibit A, with a payment by one Party to the
                                 ---------
other, within [ * ] of receipt of the Reconciliation Statement, to the extent necessary so that each Party bears its appropriate Percentage of such shared Reimbursable Commercial Costs.

6.3  Upfront Fee

     On the Effective Date, Biogen shall pay to ICOS an up-front fee of eight million dollars ($8,000,000). The payment set forth in this Section 6.3 shall not be refundable or creditable and shall not be subject to or create future performance obligations on the part of either Biogen or ICOS. The terms of this up-front fee are separate and distinct from the other terms of this Agreement.

6.4  Forgiveable Loan

     (a) [ * ]. On the Effective Date, Biogen shall make available to ICOS a [ * ] in the amount of [ * ] (the [ * ]. ICOS may draw down amounts from the
[ * ] on a quarterly basis:

          (i)   [ * ];

          (ii)  [ * ];


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

[ * ] the "Line Termination Date" shall mean the earliest to occur of [ * ].
           ---------------------

     If and to the extent ICOS elects from time to time to borrow funds from Biogen under the [ * ], it shall provide at least two (2) weeks' notice of each borrowing, and Biogen shall, within such two (2)-week period, make the requested funds available to ICOS by wire transfer to an account designated by ICOS. All borrowings shall be evidenced by a single promissory note in the form attached hereto as Exhibit C (the "Note"). Interest on each borrowing under the [ * ]
          ---------       ----
will accrue at a rate equal to the [ * ], as determined by reference to the rates quoted in The Wall Street Journal at the close of business on the day
                -----------------------
prior to the date of such borrowing, and shall be paid on the Repayment Date, as defined in paragraph 6.4(c). Notwithstanding termination of this Agreement, and subject to its obligation to repay the [ * ], ICOS may, by notice given within [ * ] after the date of effective termination, make its last draw down from the [ * ] to the extent of its costs, expenses and funding obligations under Section
4.6 and its obligations with respect to Development Costs and Wind-Down Costs under Article 14, subject to the other limitations set forth in this Section 6.4.

     (b) Forgiveness. If the clinical milestones set forth below are achieved, the amounts set forth opposite each milestone (the "Installment Amount") and all accrued interest thereon shall be forgiven under the [ * ]. The Installment Amounts shall be applied to forgive amounts drawn under the [ * ] and any related interest accrued thereon in the order in which such amounts were drawn, with the first to be drawn being the first to be forgiven, and any unused Installment Amount will be carried forward to be applied to the forgiveness of any future draw downs under the [ * ] and any related interest accrued thereon shall also be forgiven.

                                                           Installment Amount to
                        Event                                   Be Forgiven
                        -----                                   -----------
     Commencement of first Phase I Clinical Trial
     [ * ]                                                          [ * ]

     Completion of first Phase I Clinical Trial [ * ]               [ * ]

     Commencement of first Phase II Clinical Trial
     [ * ]                                                          [ * ]

     Data lock of first Phase II Clinical Trial.                    [ * ]

     Commencement of first Phase III Clinical Trial
     [ * ]                                                          [ * ]


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     In the event this Agreement is terminated by Biogen pursuant to Section
14.2 or the Parties mutually agree to terminate this Agreement, [ * ]. In the event this Agreement is terminated by ICOS pursuant to Section 14.4 or 14.6, all remaining amounts owing by ICOS under the [ * ] and all accrued interest thereon shall be forgiven. In the event this Agreement is terminated by ICOS pursuant to
Section 14.2 (without the mutual agreement of Biogen) or by Biogen pursuant to
Section 14.4 or 14.6, there shall be no additional forgiveness of any amounts or interest under the [ * ].

     (c) Repayment. ICOS must repay all principal and accrued interest under the [ * ], to the extent not forgiven under paragraph 6.4(b), no later than the earlier to occur of (x) [ * ] of the Effective Date or (y) [ * ] this Agreement if this Agreement is terminated pursuant to Section 14.2 or by Biogen pursuant to Section 14.4 or 14.6 (the "Repayment Date"). ICOS may elect to repay the borrowings under the [ * ] in any one of the following ways or in any combination of the ways set forth in clauses (i) and (ii) below:

          (i) Cash. ICOS may elect to repay in cash the principal amount of the borrowings then outstanding and all accrued interest thereon or

          (ii) Equity. ICOS may elect to issue to Biogen a number of shares of its capital stock having a fair market value equal to the principal amount of the borrowings then outstanding and all accrued interest thereon. Such capital stock shall be Common Stock and the fair market value thereof shall be equal to the average closing price of the Common Stock on the Nasdaq National Market (or other principal securities exchange on which the Common Stock is then traded) during the ten (10) trading days ending on the day prior to the Repayment Date or prepayment. Common Stock issued pursuant to this Section 6.4(c)(ii) shall be registered in accordance with the provisions set forth on Schedule 6.4(c)(ii).
                                                          -------------------

6.5  Milestone Payments to ICOS

     Biogen shall pay to ICOS the following milestone payments, each such payment being due and payable one (1) time only and [ * ] after the occurrence of the corresponding triggering event.

                      Event                                 Payment to ICOS by Biogen
                      -----                                 -------------------------
     Commencement of first Phase II Clinical Trial of a               [ * ]
     Licensed Product in any indication [ * ]


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                      Event                            Payment to ICOS by Biogen
                      -----                            -------------------------
     Commencement of first Phase III Clinical                    [ * ]
     Trial of a Licensed Product in any indication
     [ * ]

     The submission of first Drug Approval                       [ * ]
     Application to the FDA for approval of a
     Licensed Product in any indication.

     First commercial launch of a Licensed Product               [ * ]
     in the United States in any indication.

     The submission of first Regulatory Approval                 [ * ]
     Application to the EMEA or in any country in
     the EU for approval of a Licensed Product in
     any indication.

     First commercial launch of a Licensed Product in            [ * ]
     any country in the EU in any indication.

     Commencement of first Phase II Clinical Trial of            [ * ]
     the same Licensed Product in a second indication
     or a different Licensed Product [ * ]

     Commencement of first Phase III Clinical Trial of           [ * ]
     the same Licensed Product in a second indication
     or a different Licensed Product [ * ]

     The submission of a Drug Approval Application to            [ * ]
     the FDA for approval of the same Licensed Product
     in a second indication or a different Licensed
     Product [ * ]

     Commercial launch in the United States of the same          [ * ]
     Licensed Product in a second indication or a
     different Licensed Product [ * ]

     The submission of a Regulatory Approval Application         [ * ]
     to the EMEA or in any country in the EU for
     approval of the same Licensed Product in a second
     indication or a different Licensed Product



[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                      Event                            Payment to ICOS by Biogen
                      -----                            -------------------------
     Commercial launch in any country in the EU                  [ * ]
     of the same Licensed Product in a second
     indication or a different Licensed Product [ * ]

     Biogen shall also pay milestones to ICOS upon the first achievement of annualized Net Sales of all Licensed Products (determined by reference to Net Sales of all Licensed Products in any consecutive four (4) quarter period) at the following levels:

                Annualized Net Sales                   Milestone
                --------------------                   ---------
     Greater than [ * ]                                    [ * ]

     Greater than [ * ]                                    [ * ]

     Greater than [ * ]                                    [ * ]

     Greater than [ * ]                                    [ * ]

Each of the milestone payments set forth in this Section 6.5 are payable only once and shall be not be refundable, creditable or subject to or create any future performance obligations on the part of either Biogen or ICOS. The terms of the milestones are separate and distinct from the other terms of this Agreement.

6.6  Records of Net Sales and Commercialization Costs

     Each Party will maintain complete and accurate records relative to costs, expenses, sales and payments used to determine payments to be made under this Agreement, and such records shall be open during reasonable business hours for a period of three (3) years from creation of individual records for examination at the other Party's expense and not more often than once each year by an independent certified public accountant selected by the other Party as described in A.4 of Exhibit A. Any records or accounting information received from the
          ---------
other Party shall be Confidential Information for purposes of Article 10. Results of any such examination shall be provided to both Parties, subject to
Article 10.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   ARTICLE 7
                            MANUFACTURE AND SUPPLY

7.1  Technology Transfer

     The Distributing Party will ensure that all existing technology, materials and information related to manufacture of Licensed Products is transferred by it or by any of its Third Party contract manufacturers involved in developing or implementing the manufacturing process to the Manufacturing Party or its Third Party contract manufacturers within [ * ] of the determination of the Distributing Party.

7.2  Clinical Supplies

     (a) Responsibility. [ * ] shall be responsible for initial scale-up of the manufacturing process for Licensed Product and preparation for the production of Clinical Supplies, either at its own facility or at that of a third party contract manufacturer. It is recognized and agreed that initial production of Clinical Supplies to commence Phase I Clinical Trials with IC747 will be produced under [ * ]. [ * ] will supply Clinical Supplies of Licensed Product containing IC747 and will serve as the Manufacturing Party for such Clinical Supplies until [ * ]. [ * ] supply of Clinical Supplies shall be subject to the terms of a "Clinical Manufacturing Agreement" to be entered into
                           --------------------------------
by the Parties within [ * ] of the Effective Date in a form to be mutually agreed upon by the Parties; provided, however, that [ * ]. The Manufacturing Party for any other Clinical Supplies shall be determined by [ * ] and shall be subject to the terms of a Clinical Manufacturing Agreement in a form mutually agreed by the parties.

     (b) Costs Associated With Clinical Supplies. [ * ] of the Manufacturing Party's Cost of Goods Manufactured For Sale for manufacture and supply of Clinical Supplies incurred after the execution date shall be included as Development Costs.

7.3  Commercial Supplies

     (a) Determination of Manufacturing Party and Distributing Party. At any time but [ * ] after commencement of a [ * ] Clinical Trial of Licensed Product, [ * ] shall determine which of the Parties shall be the Manufacturing Party for Commercial Supplies and which shall be the Distributing Party, provided that the same Party shall not be both the Manufacturing Party for Commercial Supplies and the Distributing Party of a Licensed Product; provided further that the Manufacturing Party for Clinical Supplies of a Licensed Product may be the Distributing Party of that Licensed Product so long as it is not the Manufacturing Party for Commercial Supplies of that Licensed Product. Notwithstanding the foregoing, if a Change of


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Control of a Party occurs prior to the decision specified in the preceding sentence, then the Party that did not undergo the Change of Control [ * ].

     (b) Responsibility. The Manufacturing Party shall be responsible for establishing [ * ] a commercial manufacturing process and supplying Commercial Supplies of Licensed Product at the scale and in the amounts required to meet worldwide demand for Licensed Product [ * ]. Within [ * ] after commencement of a [ * ] Clinical Trial of Licensed Product, the Parties will enter into a "Commercial Manufacturing and Supply Agreement" in a form to be mutually agreed
 ---------------------------------------------
upon by the Parties. The executed Commercial Supply Agreement shall contain terms and provisions consistent with the applicable provisions of this Agreement; provided that the terms and provisions of the Commercial Manufacturing and Supply Agreement shall take into account the terms under which any Third Party contract manufacturer supplies the Licensed Product to the Manufacturing Party. [ * ].

     (c) Transfer Price. The purchase price to be paid by the Distributing Party to the Manufacturing Party for Commercial Supplies provided by the Manufacturing Party under the Commercial Manufacturing and Supply Agreement shall be the applicable Transfer Price as defined under this Agreement and calculated in accordance with the procedures described in the Financial Planning, Accounting and Reporting Procedures attached hereto as Exhibit A,
                                                                 ---------
provided, however, that the purchase price of any unit of Commercial Supplies to be distributed as Samples shall be [ * ].

7.4  Use of Third Parties

     Subject to this Section 7.4, the Manufacturing Party shall have the right to use one or more Third Party contract manufacturers or Affiliates to manufacture Clinical Supplies and/or Commercial Supplies, and shall have the right to grant such Third Party and Affiliates any licenses or sublicenses necessary for such purpose as set forth in Section 8.4. The [ * ] shall establish procedures for determining whether the selection or use of Third Parties and less than wholly-owned Affiliates will require [ * ] approval or involvement and which agreements with Third Parties and less than wholly-owned Affiliates will require pre-approval by the Parties. Each Party shall have the right at any time to review the other Party's agreements or proposed agreements with Third Parties and less than wholly-owned Affiliates manufacturing Clinical Supplies and/or Commercial Supplies. The use for manufacturing Clinical Supplies and/or Commercial Supplies of a person or entity that becomes an Affiliate of a Party on a Change of Control of that Party shall continue to be subject to the procedures for selection or use established by the JCT and each Party shall continue to


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

have the right to review the other Party's agreements or proposed agreements with such a person or entity.

7.5  Decision-Making

     [ * ]

7.6  Compliance With GMP

     All of the manufacturing activities with respect to Clinical Supplies intended for use in humans and Commercial Supplies shall be performed in accordance with GMP. With respect to any facility or site at which a Party conducts manufacturing pursuant this Agreement, including, where commercially reasonable and within the control of the other Party, Third Party facilities or sites, each Party shall have the right, at its expense, upon reasonable prior written notice and during normal business hours, to inspect such site and facility and any records relating thereto as is reasonably necessary to verify the other Party's compliance with the terms of this Agreement relating to GMP. Such inspection shall be subject to the confidentiality provisions of this Agreement. Each Party agrees, to the extent possible, to include in any agreement with a Third Party relating to its facilities and sites a clause permitting the other Party to exercise its rights under this Section 7.6.

7.7  Records and Examination

     During the term of this Agreement, the Manufacturing Party shall keep and maintain accurate and complete records showing the expenses incurred by it in performing its activities under this Article 7 during the three (3) preceding calendar years, which books and records shall be in sufficient detail such that Manufacturing Party's Costs can accurately be determined. The Distributing Party shall have examination rights with respect to such records of the Manufacturing Party as set forth in paragraph A.4 of Exhibit A.
                                       ---------

                                   ARTICLE 8
                                   LICENSES

8.1  License to ICOS Within the Field in the Territory

     Subject to the terms and conditions of this Agreement, including, without limitation, Article 6, Biogen hereby grants to ICOS [ * ] license, [ * ] to research, develop, make, have made, use, market, sell, distribute, export, import, offer for sale or have sold, distributed or imported Licensed Products in the Field and Territory. The license granted to ICOS under this Section 8.1 shall be, in any country, co-exclusive


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

with Biogen. Biogen agrees not to grant, or allow its Affiliates to grant, to any Third Party any license rights under Biogen Patents and/or Biogen Know-how to research, develop, make, have made, use, market, sell, distribute, export, import, offer for sale or have sold, distributed or imported, Licensed Products in the Field except as otherwise permitted under this Agreement.

8.2  License to Biogen Within the Field in the Territory

     Subject to the terms and conditions of this Agreement, including, without limitation, Article 6, ICOS hereby grants to Biogen [ * ] license, [ * ] to research, develop, make, have made, use, market, sell, distribute, export, import, offer for sale or have sold, distributed or imported Licensed Products in the Field and Territory. The license granted to Biogen under this Section 8.2 shall be, in any country, co-exclusive with ICOS. ICOS agrees not to grant, or allow its Affiliates to grant, to any Third Party any license rights under ICOS Patents and/or ICOS Know-how to research, develop, make, have made, use, market, sell, distribute, export, import, offer for sale or have sold, distributed or imported, Licensed Products in the Field except as otherwise permitted under this Agreement.

8.3  Unblocking Licenses

     In the event that the activities related to Development and/or the manufacture and/or Commercialization of Licensed Products in the Field and Territory by a Party, an Affiliate of a Party or Third Party as authorized by this Agreement would, during the term of this Agreement, misappropriate any know-how and/or infringe any patent rights Controlled by the other Party or its Affiliates that are not covered by the licenses and sublicenses granted to it under Sections 8.1 and/or 8.2, each Party hereby grants to the other Party, to the extent such Party is legally able to do so, [ * ] license, [ * ], to enable the licensed Party to perform its obligations under this Agreement and to Develop, manufacture and/or Commercialize Licensed Products in the Field and Territory in accordance with the licenses and sublicenses granted in Sections
8.1 and 8.2 of this Agreement.

8.4  Right to Grant Licenses/Sublicenses

     Subject to Section 10.2, if, pursuant to Sections 4.8, 5.1(d), 5.4(d), 7.2(a) or 7.4 of this Agreement, the JSC, JPT or JCT, as applicable, approves the utilization of one or more Third Parties or less than wholly-owned Affiliates to perform certain tasks in the conduct of the Development Plan and Annual Workplan/Budget, the Commercialization Plan, the Annual Commercialization Plan/Budget, or if a Party decides to use a wholly-owned Affiliate for any such purpose, the Party entering into a contract with such Third Party or Affiliate for the performance of such services, may,


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

as part of such contract, grant to such Third Party or Affiliate [ * ] license or sublicense, as applicable, [ * ], as applicable, only to the extent and only for so long as such license or sublicense is necessary for such Third Party or Affiliate to perform such tasks. All such contracts and license or sublicenses entered into by either Party with any such Third Party or less than wholly-owned Affiliate shall be subject to the prior written approval of the JSC with the prior review of each Party's legal department, which approval shall not be unreasonably withheld or delayed.

8.5  ICOS In-License

     ICOS shall not terminate the ICOS In-License without the prior written consent of Biogen and shall not amend the ICOS In-License with respect to LFA-1 Antagonists or Licensed Products without the prior written consent of Biogen. ICOS shall promptly provide to Biogen a copy of any notice of breach received by ICOS under the ICOS In-License. Biogen's license rights under Section 8.2 include a sublicense of certain ICOS license rights under the ICOS In-License. Notwithstanding any other provision of this Agreement, Biogen shall, in exercising such sublicense rights, comply with, perform in accordance with, and be subject to the provisions of the ICOS In-License relating to Licensed Products; provided, however, that [ * ], in each case in accordance with the provisions of this Agreement [ * ].

8.6  Third Party Licenses

     Certain license rights granted to a Party under Sections 8.1, 8.2, 8.3,
11.8 or 11.9 may include a sublicense of patents and know-how of Third Parties under Third Party Licenses. Notwithstanding the provisions of such Sections and any other provisions of this Agreement, the Party receiving a sublicense of such Third Party Licenses shall, in exercising such sublicense rights, comply with, perform in accordance with, and be subject to the provisions of such Third Party Licenses relating to Licensed Products if the granting Party has provided a copy of such Third Party Licenses to the receiving Party; provided, however, that any Third Party License Fees under such Third Party Licenses with respect to Licensed Products shall be shared or paid in accordance with the terms of this Agreement notwithstanding the references in Sections 8.1, 8.2 and 8.3 to royalty-free licenses. Each Party shall promptly provide to the other Party a copy of any notice of breach received by it under any Third Party License.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   ARTICLE 9
                          TRADEMARKS AND SERVICEMARKS

9.1  Product Trademarks

     Each Party agrees to sell Licensed Products in the Territory under the Product Trademarks chosen by the JCT with the advice and counsel of the JPC as described in Section 5.3(c) above. A Party or entity selected by the JCT (the "Trademark Holder") shall be responsible for the preparation, prosecution and
 ----------------
maintenance of applications related to Product Trademarks in each country in the Territory. The Trademark Holder shall coordinate its activities related to Product Trademarks with, and subject to the review and approval of, the JCT and the JPC, and shall own the Product Trademarks, subject to the terms of this Agreement. The Trademark Holder shall grant to each Party [ * ] license to use the Product Trademarks in connection with Licensed Product as contemplated by this Agreement. The costs of the preparation, prosecution and maintenance of such Product Trademark applications and Product Trademarks shall be included in [ * ] to the extent such costs are included in the Development Budget/Plan or the Commercialization Plan.

9.2  Party Trademarks on Licensed Product Promotional Materials

     All Licensed Product Promotional Materials used by either Party in Promoting in the Territory shall contain (a) the Biogen trademarks, corporate name and logo as may be provided by Biogen to ICOS from time to time and (b) the ICOS trademarks, corporate name and logo as may be provided by ICOS to Biogen from time to time, in positions of equivalent prominence and emphasis, subject to Sections 5.3(d) and 9.4.

9.3  Trademark Licenses

     (a) In order to enable each Party to perform its obligations as set forth in Section 9.2 above, Biogen hereby grants to ICOS a [ * ] right and license to use the BIOGEN trademark as specified by Biogen and as modified by Biogen from time to time (the "BIOGEN trademark"), and ICOS hereby grants to Biogen a [ * ] right and license to use the ICOS trademark as specified by ICOS and as modified by ICOS from time to time (the "ICOS trademark") in the Territory solely in connection with the Licensed Product Promotional Materials and labeling for Licensed Products.

     (b) Each Party shall grant to each other a [ * ] license to use the Product Trademarks in the Territory for the Development, Promotion, Commercialization and manufacturing activities provided for in this Agreement.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (c) The trademark licenses granted under this Section 9.3 shall be sublicensable to the extent and pursuant to the express terms and conditions permitted under Section 8.4. Unless otherwise agreed, each such sublicensee shall be subject to all of the obligations of the licensing or sublicensing Party. Furthermore, upon termination of this Agreement, the licenses set forth in Section 9.3(a) shall expire, and the licenses set forth in Section 9.3(b) shall expire as to any terminating Party under Section 14.2 or breaching Party in the event of termination under Section 14.4 and shall become exclusive to the non-terminating or non-breaching Party, as the case may be, ; provided, however, that each Party (to the extent permitted under this Agreement to sell Licensed Products after termination) shall thereafter have a reasonable period, [ * ] following such termination, within which to use the existing inventory of such Licensed Product Promotional Materials and labeling containing any trademarks of the other Party. Upon a termination pursuant to Section 14.2 or 14.4 below, the non-terminating Party or non-breaching Party, respectively, shall thereafter be relieved of its obligations to display the other Party's trademarks on such Licensed Product Promotional Materials and labeling printed following such termination or purchase.

9.4  Trademark Use Requirements

     Prior to the use thereof, each Party shall provide to the other Party, through the Joint Project Team or the JCT or their designees and the JPC, a prototype of any Licensed Product Promotional Materials or labeling for Licensed Products which contain the other Party's trademarks (including any Product Trademark) for the purposes of the other Party's review of the manner in which its trademarks are used therein. The reviewing Party shall notify the other Party within [ * ] after delivery of such prototype, whether the reviewing Party approves or disapproves of the manner of such use and, in the case of disapproval, the specific reasons therefor and an acceptable alternative. In the event the reviewing Party fails to so notify the other Party within such [ * ], the reviewing Party shall be deemed to have approved of the manner of such use. In the event the reviewing Party disapproves of the manner of such use and the Parties are unable to reach agreement regarding the manner of such use, such dispute shall be resolved by the Parties in accordance with Article 16. Each Party shall permit one or more authorized representatives of the other Party, on reasonable prior notice, at reasonable intervals, during normal business hours and subject to normal safety and security procedures, to inspect and examine from time to time, Licensed Product Promotional Materials and labeling for Licensed Products and the records of such Party that are directly related to use of the other Party's trademarks, or the use of such Licensed Product Promotional Materials or labeling. Notwithstanding the above, the Parties shall not have the right to so inspect Licensed Product Promotional Materials and labeling for Licensed Products more often than once in any calendar year, unless a Party is in breach of this Section 9.4, in which case


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

the other Party shall have the right to so inspect such materials and records with respect to such breach.

9.5  Infringement of Trademarks/Prosecution and Defense

     Each Party shall notify the JCT promptly upon learning of any actual, alleged or threatened infringement of any Product Trademark applicable to a Licensed Product in the Territory, or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory. Each Party shall also promptly notify the JCT on learning of any alleged or asserted claim that any Product Trademark infringes the trademark rights of any Third Party. Upon learning of such offenses from a Party regarding such potential or actual violation, the JPC shall confer with the Parties, and if a determination is made to enforce or defend the applicable rights, the Trademark Holder shall take responsibility for such enforcement or defense. The other Party shall assist the Trademark Holder in such enforcement or defense, as may be required and reasonably requested by the Trademark Holder. Subject to the overview of the JPC, the Trademark Holder, in enforcing Product Trademark rights, shall take all reasonable and appropriate steps to protect, defend and maintain the Product Trademark for use by the Parties in the Territory in connection with Licensed Product. The Parties shall cooperate in good faith with respect to all enforcement or defensive actions hereunder, and the Trademark Holder shall notify the other Party promptly of all substantive developments with respect to such enforcement or defensive actions, including, but not limited to, all material filings, court papers and other related documents, substantive settlement negotiations and offers of settlement. With regard to enforcement actions, the Trademark Holder shall consider the timely given, reasonable comments and advice of the other Party with respect to the strategy employed and submissions made relative to any such enforcement actions, and any disagreements shall be brought to the attention of the JSC for resolution. In the case of the defense of a Third Party claim of trademark infringement, the Trademark Holder shall not enter into any settlement with the Third Party claimant without the first obtaining the written approval of the other Party.

9.6  Costs of Enforcement and Defense of Trademarks

     All of the costs, expenses and legal fees in bringing, maintaining and prosecuting any action approved by the JPC to protect or defend the Product Trademark in the Territory, and any recovery, shall be included in the [ * ].


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

                                  ARTICLE 10
                                CONFIDENTIALITY

10.1  Confidentiality

      Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the Term of this Agreement and for [ * ] thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as permitted under this Agreement any Know-how and other information and materials furnished to it by the other Party pursuant to this Agreement (collectively, "Confidential
                                                                    ------------
Information"), except to the extent that it can be established by the receiving
-----------
Party that such Confidential Information:

      (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

      (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

      (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

      (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

      (e) was subsequently developed by the receiving Party without use of the Confidential Information as demonstrated by competent written records.

10.2  Authorized Disclosure

      Each Party may disclose Confidential Information of the other Party hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, making filings with Regulatory Authorities related to Licensed Product or complying with applicable governmental regulations, provided that in making any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, use its reasonable efforts to secure confidential


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

treatment of such Confidential Information required to be disclosed. In addition, each Party shall be entitled to disclose, under a binder of confidentiality containing provisions substantially as protective as those of this Article 10, to the extent reasonably practicable, Confidential Information of the other Party to its Affiliates, consultants, clinical investigators, Third Party contract manufacturers, potential sublicensees and other Third Parties only for any purpose provided for in this Agreement. Nothing in this Article 10 shall restrict any Party from using for any purpose any Information developed by it during the course of the collaboration hereunder, except as otherwise set forth in Sections 10.5 and 10.6 and except that results of Development work related to Licensed Product, including, but not limited to clinical trials of Licensed Product, shall not be disclosed to any Third Party unless pursuant to a publication under Section 10.5, a press release under Section 10.6 or to Affiliates, consultants, clinical investigators, potential sublicensees and other Third Parties under an obligation to the disclosing Party to maintain the confidentiality of such Information and provided such Information is furnished for a purpose contemplated under this Agreement.

10.3  Survival

      This Article 10 shall survive the termination or expiration of this Agreement for a period of [ * ].

10.4  Termination of Prior Agreement

      This Agreement supersedes the Confidentiality Agreement between the Parties, dated [ * ], and the Material Transfer Agreement between the Parties, dated [ * ], but only insofar as such agreements relate to the subject matter of this Agreement. All Confidential Information (as defined in such Confidentiality Agreement) exchanged between the Parties under such Confidentiality Agreement relating to the subject matter of this Agreement shall be deemed Confidential Information hereunder and shall be subject to the terms of this Article 10.

10.5  Publications

      The Joint Project Team will determine the overall strategy for publication and presentations of results of clinical trials of Licensed Product and publication in support of such Licensed Products in the Territory. Except as required by law, each Party agrees that it shall not publish or present the results of Development work related to Licensed Product, including but not limited to, studies or clinical trials carried out by such Party as part of the collaboration under this Agreement without the opportunity for prior review by the other Party and the approval of the Joint Project Team, Joint Commercialization Team or the JSC, as the case may be. Each Party shall


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

provide to the other Party the opportunity to review any of the submitting Party's proposed abstracts, manuscripts or presentations (including information to be presented verbally) which relate to the Licensed Products or their use (including any proposed Third Party publication submitted to the submitting Party for review) at least [ * ] prior to their intended presentation or submission for publication, and such submitting Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given [ * ] from the date of such written request to seek appropriate patent protection for any material in such publication or presentation which it reasonably believes is patentable. Once such abstracts, manuscripts or presentations have been reviewed by each Party and have been approved for publication by the Joint Project Team, the Joint Commercialization Team or the JSC, as the case may be, the same abstracts, manuscripts or presentations do not have to be provided again to the other Party for review for a later submission for publication. Expedited reviews for abstracts or poster presentations may be arranged if mutually agreeable to the Parties. Each Party shall also have the right to require that its Confidential Information that may be disclosed in any such proposed publication or presentation be deleted prior to such publication or presentation. In the event that either Party submits any manuscript or other publication relating to Licensed Product, it will consider and acknowledge the contributions of the other Party, including, as appropriate, co-authorship.

10.6  Publicity Review

      The Parties agree that the public announcement of the execution of this Agreement shall be in the form of a draft press release attached to this Agreement as Exhibit D, and thereafter each Party shall be entitled to make or
             ---------
publish any public statement consistent with the contents thereof. Thereafter, ICOS and Biogen will jointly discuss and agree, based on the principles of
Section 10.5 and this Section 10.6, on any statement to the public regarding this Agreement or any aspect or term of this Agreement or any results of Development work, subject in each case to disclosure otherwise required by law or regulation as determined in good faith by each Party. The principles to be observed by ICOS and Biogen in such public disclosures will be accuracy, the requirements for confidentiality under Article 10, the advantage a competitor of ICOS or Biogen may gain from any public statements under this Section 10.6 and the standards and customs in the biotechnology and pharmaceutical industries for such disclosures by companies comparable to ICOS and Biogen. The terms of this Agreement may also be disclosed to (a) government agencies where and to the extent required by law (and with appropriate requests made for confidential treatment), including filings required to be made by law with the Securities and Exchange Commission, the New York Stock Exchange or any national securities exchange, (b) a Party's accountants or lawyers, or (c) Third Parties with the prior


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

written consent of the other Party, which consent shall not be unreasonably withheld, so long as such disclosure is made under a binder of confidentiality (in the case of Third Parties), so long as highly sensitive terms and conditions such as financial terms are extracted from this Agreement or not disclosed upon the request of the other Party and the disclosing Party gives reasonable advance notice of the disclosure and the circumstances requiring the disclosure.

                                  ARTICLE 11
                             INTELLECTUAL PROPERTY

11.1  Ownership of Intellectual Property

      (a) Collaboration Inventions. All Know-how and Collaboration Inventions arising hereunder which constitute joint inventions by employees of ICOS and Biogen under the laws of the United States will be owned jointly by ICOS and Biogen, and each Party shall retain [ * ] and to such Know-how and Collaboration Inventions, including, without limitation, any patents resulting therefrom, with full ownership rights in and to any field and including the right to license and sublicense, subject to the provisions of Sections 8.1 and 8.2 above. The laws of the United States. with respect to joint ownership of inventions shall apply in all jurisdictions, giving force and effect to this Agreement. Each Party shall solely own all Collaboration Inventions arising under, in furtherance of, and as a direct result of, that Party's activities under this Agreement which are made solely by its employees or jointly with a Third Party, subject to Sections 8.1,
8.2 and 8.3 above and, with respect to inventions for which patent applications are filed, subject to the provisions of Section 11.4(c).

      (b) Other Inventions. During the Term of this Agreement, and during the course of, in furtherance of, and as a direct result of the collaboration hereunder, inventions may be made by employees of either Party, solely or jointly, which are not Collaboration Inventions as defined herein and do not relate directly to any LFA-1 Antagonists or Licensed Products or use or manufacture of LFA-1 Antagonists or Licensed Products in the Field ("Outside the Scope Inventions"). ICOS shall own all such Outside the Scope Inventions made solely by its employees or jointly by its employee and a Third Party, and Biogen shall own all such Outside the Scope Inventions made solely by its employees or jointly by its employee and a Third Party, in each case such ICOS-owned and Biogen-owned Outside the Scope Inventions shall be subject to the provisions of Sections 8.1, 8.2 and 8.3 above, to the extent applicable. All such Outside the Scope Inventions which constitute joint inventions by employees of ICOS and Biogen under the laws of the United States will be jointly owned by ICOS and Biogen, and each Party shall [ * ] and to such Outside the Scope


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Inventions which are jointly owned, subject to Sections 8.1, 8.2 and 8.3. Each Party, at its sole discretion and responsibility, may file, prosecute and maintain patent applications and patents covering its solely owned Outside the Scope Inventions. For such Outside the Scope Inventions, which are jointly owned by ICOS and Biogen, the Parties shall, though the JPC, jointly decide on a patent application filing and prosecution strategy.

      (c) Inventorship Procedure. The JPC shall, within a reasonable time after the Effective Date, establish a mutually agreeable procedure for determining inventorship of Collaboration Inventions, provided that such determination shall be made in accordance with the applicable patent laws relating to inventorship in the country where each patent application is to be filed. All such determinations shall be documented to ensure that any divisional or continuation patent applications reflect appropriate inventorship and that inventions and patent rights are assigned to the appropriate party.

11.2  Disclosure of Patentable Inventions

      In addition to the disclosures required under Article 13, each Party shall provide to the other Party any invention disclosure submitted in the normal course of its business which discloses a Collaboration Invention. To the extent to which such invention disclosure discloses a Collaboration Invention, it shall be provided to the other Party within [ * ] after the Party determines that an invention has been made. In the event patent applications are not filed on such invention disclosures by either Party, such invention disclosures shall be considered Know-how under this Agreement.

11.3  Patent Due Diligence

      Promptly after the Effective Date, each Party shall disclose to the other Party any patents or patent applications and corresponding file histories Controlled by the disclosing Party or its Affiliates, as well as any Third Party patents or patent applications known to it, that claim or disclose LFA-1 Antagonists or Licensed Products, methods for their use, or processes relating to the manufacture of LFA-1 Antagonists or Licensed Products, and are relevant to the collaboration established under this Agreement. Each Party agrees to bring to the attention of the other Party in a timely manner any Third Party patent or patent application it discovers, or has discovered, and which relates to, and may materially affect, the operations to be conducted by or on behalf of the Parties under the collaboration. Patent Costs relating to any freedom to operate searches and analyses with respect to LFA-1 Antagonists or Licensed Products, to the extent approved by the JPC, [ * ], and the Parties will agree


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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on an allocation of responsibilities between themselves regarding such searches and analyses.

11.4  Patent Filings

      (a) ICOS Patents. Decisions as to whether to file, prosecute and maintain, and in which countries to do so, along with other strategic decisions relating thereto, shall be made by the Joint Patent Committee with respect to claims in those ICOS Patents which relate specifically and principally to LFA-1 Antagonists or Licensed Products, or the use of LFA-1 Antagonists or Licensed Products, or the manufacture of LFA-1 Antagonists or Licensed Products and which are not Collaboration Invention Patent Rights ("ICOS Relevant Patent Claims"), and by ICOS with respect to all other claims in ICOS Patents. For purposes of clarity, it is understood that strategic decisions related to claims in those ICOS Patents that cover additional matter beyond that which relates specifically and principally to ICOS Relevant Patent Claims are to be made by ICOS. In the event that an ICOS Patent contains both ICOS Relevant Patent Claims and other claims that do not constitute ICOS Relevant Patent Claims, the Parties will meet to discuss in good faith a strategy for ICOS's separate prosecution of the non-ICOS Relevant Patent Claims consistent with the terms of this Agreement, and ICOS will keep Biogen reasonably informed about ICOS's prosecution activities with respect to such non-ICOS Relevant Patent Claims. ICOS shall use diligent efforts to prepare, file, prosecute and maintain all ICOS Relevant Patent Claims which are licensed under this Agreement, using outside patent counsel that is reasonably acceptable to Biogen. Solely with respect to any ICOS Relevant Patent Claims, ICOS shall consult with the Joint Patent Committee on all material decisions related to preparation, filing, prosecution and maintenance of such ICOS Relevant Patent Claims, and shall use diligent efforts to implement the decisions made by the Joint Patent Committee. ICOS shall give Biogen an opportunity to review and comment upon the text of the applications relating to any and all such ICOS Relevant Patent Claims before filing, shall consult with Biogen with respect to such application and shall supply Biogen with a copy of the applications as filed, together with notice of its filing date and serial number whether such ICOS Relevant Patent Claims are filed prior to or after the Effective Date, as well as full copies of the prosecution history for those ICOS Relevant Patent Claims filed prior to the Effective Date. ICOS shall keep Biogen advised of the status of the actual and prospective patent filings relating to any such ICOS Relevant Patent Claims, and shall give Biogen an opportunity to review and comment on any material filing or correspondence proposed to be sent to any patent office. ICOS shall also notify Biogen of the grant of any ICOS Relevant Patent Claims. Any disputes between the Parties related to the preparation, filing, prosecution and maintenance of any ICOS Relevant Patent Claims shall be brought to the attention of the Joint Patent Committee. ICOS shall not cease


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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the prosecution and/or maintenance of any such ICOS Relevant Patent Claims in any country or elect not to file a patent application without the prior consent of Biogen to such action, which consent shall not be unreasonably withheld.

     (b) Biogen Patents. Decisions as to whether to file, prosecute and maintain, and in which countries to do so, along with other strategic decisions relating thereto, shall be made by the Joint Patent Committee with respect to claims in those Biogen Patents which relate specifically and principally to LFA-1 Antagonists or Licensed Products, or the use of LFA-1 Antagonists or Licensed Products, or the manufacture of LFA-1 Antagonists or Licensed Products and which are not Collaboration Invention Patent Rights ("Biogen Relevant Patent Claims"), and by Biogen with respect to all other claims in Biogen Patents. For purposes of clarity, it is understood that strategic decisions related to claims in those Biogen Patents that cover additional matter beyond that which relates specifically and principally to Biogen Relevant Patent Claims are to be made by Biogen. In the event that a Biogen Patent contains both Biogen Relevant Patent Claims and other claims that do not constitute Biogen Relevant Patent Claims, the Parties will meet to discuss in good faith a strategy for Biogen's separate prosecution of the non-Biogen Relevant Patent Claims consistent with the terms of this Agreement, and Biogen will keep ICOS reasonably informed about Biogen's prosecution activities with respect to such non-Biogen Relevant Patent Claims. Biogen shall use diligent efforts to prepare, file, prosecute and maintain all of the Biogen Relevant Patent Claims which are licensed under this Agreement, using outside patent counsel that is reasonably acceptable to ICOS. Solely with respect to any Biogen Relevant Patent Claims, Biogen shall consult with the Joint Patent Committee on all material decisions related to the preparation, filing, prosecution and maintenance of such Biogen Relevant Patent Claims, and shall use diligent efforts to implement the decisions of the Joint Patent Committee. Biogen shall give ICOS an opportunity to review and comment upon the text of the applications relating to any and all such Biogen Relevant Patent Claims before filing, shall consult with ICOS with respect to such application, and shall supply ICOS with a copy of the applications as filed, together with notice of its filing date and serial number, whether such Biogen Relevant Patent Claims are filed prior to or after the Effective Date, as well as full copies of the prosecution history for those Biogen Relevant Patent Claims filed prior to the Effective Date. Biogen shall keep ICOS advised of the status of the actual and prospective patent filings relating to any such Biogen Relevant Patent Claims and shall give ICOS an opportunity to review and comment on any material filing or correspondence proposed to be sent to any patent office. Biogen shall also notify ICOS of the grant of any Biogen Relevant Patent Claims. Any disputes between the Parties related to the preparation, filing, prosecution and maintenance of any Biogen Relevant Patent Claims shall be brought


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

to the attention of the Joint Patent Committee. Biogen shall not cease the prosecution and/or maintenance of any such Biogen Relevant Patent Claims in any country or elect not to file a patent application without the prior consent of ICOS to such action, which consent shall not be unreasonably withheld.

     (c) Collaboration Inventions. Upon the identification of a Collaboration Invention, the JPC shall (i) promptly discuss such Collaboration Invention, (ii) promptly discuss the desirability of filing a United States patent application covering such Collaboration Invention, as well as any foreign counterparts,
(iii) make the final decision with respect to any such filings as soon as practicable, and (iv) designate the Party to be responsible for the supervision of the preparation, filing and prosecution of such patent application by outside patent counsel reasonably acceptable to the JPC which such responsible Party shall, unless the Collaboration Invention is jointly owned by the Parties, be the Party which owns such Collaboration Invention. Such outside patent counsel shall be instructed to act in the best interests of both Parties, taking into consideration their relative interests under this Agreement. The Party responsible for the preparation, filing, prosecution and maintenance of Collaboration Invention Patent Rights shall consult with the other Party on all material decisions related to the preparation, filing, prosecution and maintenance of such Collaboration Invention Patent Rights, and shall use diligent efforts to implement the concerns of the other Party. The Party responsible for the preparation, filing and prosecution of Collaboration Invention Patent Rights shall provide the other Party with a copy of any patent application related to such Collaboration Invention Patent Rights prior to filing such applications in any jurisdiction for review and comment by the other Party, shall consult with the other Party with respect to such application, and shall supply the other Party with notice of its filing date and serial number. The Party responsible for each patent application shall keep the other Party advised of the status of the actual and prospective patent filings, including, without limitation, the grant of any Collaboration Invention Patent Rights, and shall provide advance copies of any official filings or correspondence related to the filing, prosecution and maintenance of such patent filings for review and comment by the other Party. Any disputes between the Parties related to the preparation, filing, prosecution and maintenance of Collaboration Invention Patent Rights shall be brought to the attention of the JPC for resolution. The Party responsible for a patent application shall not cease the prosecution and/or maintenance of any such Collaboration Invention Patent Rights in any country or elect not to file a patent application without the prior consent of the other Party, which consent shall not be unreasonably withheld. Subject to
(i) the grant of licenses to Biogen and ICOS under Article 8 and (ii) the exclusivity provisions of Section 2.5, each Party shall be free to exploit its Collaboration Invention Patent Rights within the Territory without restriction. Anything in this Agreement to the


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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contrary notwithstanding, a Party may choose to file, prosecute and maintain solely-owned Collaboration Inventions using its own internal patent attorneys.

      (d) Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extensions, including, without limitation, supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable to Patents covering LFA-1 Antagonists or Licensed Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, a patent shall be extended if either Party elects to extend such patent. All filings for such extension shall be made by the Party to whom the patent is assigned, provided, however, that in the event the Party to whom the patent is assigned elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

      (e) Patent Filing Costs. All Patent Costs incurred after the Effective Date of filing, prosecuting, maintaining and extending those ICOS Relevant Patent Claims or Biogen Relevant Patent Claims and all Collaboration Invention Patent Rights [ * ], and shall be shared by the Parties as part of Reimbursable Commercial Costs in accordance with their respective Percentages as set forth in
Section 6.2. Notwithstanding the foregoing, any expenses related to claims in ICOS Patents that are not ICOS Relevant Patent Claims or claims in Biogen Patents that are not Biogen Relevant Patent Claims shall not be shared by the Parties.

11.5  Patent Interferences

      (a) Oppositions/Interferences Between the Parties. In the event that an interference is declared by the U.S. Patent and Trademark Office or an opposition exists between one or more patents or patent applications owned solely by ICOS that are relevant to the collaboration, and one or more patents or patent applications owned solely by Biogen that are relevant to the collaboration, or any of the above and one or more patents or patent applications owned jointly by the Parties pursuant to the collaboration, and such declared interference or opposition does not involve any patents or patent applications owned by a Third Party, then the Parties shall in good faith establish [ * ] hereof or of the declaration of such interference or opposition or such other time as agreed upon a mutually agreeable process to resolve such interference or oppositions in a reasonable manner in conformance with all applicable legal standards, but which prejudices neither Party nor diminishes the value of the Patents at issue. Nothing in this Section 11.5(a) shall cause either Party to settle or


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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withdraw an interference or opposition other than as to a patent claim specifically covering LFA-1 Antagonists or Licensed Products, their manufacture or use.

      (b) Oppositions/Interferences With Third Parties. Other than as set forth in Section 11.5(a), all decisions relating to interferences or oppositions with respect to Collaboration Invention Patent Rights, ICOS Relevant Patent Claims and/or Biogen Relevant Patent Claims including, without limitation, whether to initiate such interferences, whether to file oppositions, appropriate settlement strategy, along with other strategic decisions relating thereto, shall be made by the JPC. Each party shall control and have sole discretion, after consultation with the other Party and consideration in good faith of the other Party's comments, with respect to all decisions relating to interferences and oppositions relating to all species of intellectual property covered by this Agreement other than that covered by the preceding sentence.

      (c) Oppositions/Interferences Costs. The Parties shall share the costs of any opposition or interference proceedings relating solely to Collaboration Invention Patent Rights, ICOS Relevant Patent Claims and/or Biogen Relevant Patent Claims. No other costs arising out of any interference or opposition shall be shared between the Parties.

11.6  Initial Filings if Made Outside of the United States

      The Parties agree to use reasonable efforts to ensure that any patent filed outside of the United States prior to a United States filing will be in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent United States filing.

11.7  Enforcement of Patent Rights

      (a) Notification of Infringement. If either Party learns of any infringement or threatened infringement of any ICOS Patents or Biogen Patents by a Third Party making, using or selling an LFA-1 Antagonist or Licensed Product in the Field, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

      (b)  Enforcement.

           (i) Biogen Patents. Within a reasonable time prior to Biogen bringing any action or proceeding with respect to such infringement of any of the Biogen Patents that are not jointly owned with ICOS, the Parties shall consult with the JPC to determine the best way for the Parties to proceed. If ICOS elects, prior to the commencement of any such action (or as otherwise agreed), to join Biogen in such


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                      -59-
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action because of the significance of the action to the future commercialization prospects for LFA-1 Antagonists or Licensed Products, the Patent Costs of patent enforcement shall be included in [ * ], and recovery from any settlement or judgment shall be shared by the Parties in accordance with their respective Percentages. Alternatively, if ICOS decides by the date of commencement of any such action not to join Biogen in such action, Biogen shall have the right, but not the obligation, to institute, prosecute and control, at its own expense, any action or proceeding with respect to such infringement of the Biogen Patents, by counsel of its own choice, and ICOS shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Any damages or other monetary awards recovered from settlement or judgment from an action to enforce a patent owned solely by Biogen for which Biogen paid its own expense under the preceding sentence shall be allocated first to reimburse the costs and expenses of Biogen, and then to reimburse the costs and expenses, if any, of ICOS. Any amounts remaining shall be paid to Biogen.

          (ii) ICOS Patents. Within a reasonable time prior to ICOS bringing any action or proceeding with respect to such infringement of any of the ICOS Patents that are not jointly owned with Biogen, the Parties shall consult with one another to determine the best way for the Parties to proceed. If Biogen elects, prior to the commencement of any such action (or as otherwise agreed), to join ICOS in such action because of the significance of the action to the future commercialization prospects for LFA-1 Antagonists or Licensed Products, the Patent Costs of patent enforcement shall be included in [ * ] and recovery from any settlement or judgment shall be shared by the Parties in accordance with their respective Percentages. Alternatively, if Biogen decides by the date of commencement of any such action not to join ICOS in such action, ICOS shall have the right, but not the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to such infringement of the ICOS Patents, by counsel of its own choice, and Biogen shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Any damages or other monetary awards recovered from settlement or judgment from an action to enforce a patent owned solely by ICOS for which ICOS paid its own expense under the preceding sentence shall be allocated first to reimburse the costs and expenses of ICOS, and then to reimburse the costs and expenses, if any, of Biogen. Any amounts remaining shall be paid to ICOS.

          (iii) Jointly Owned Patents. In the event of such infringement of a Patent jointly-owned by the Parties, the JSC, with the advice and counsel of the JPC, shall decide the best way for the Parties to proceed. If one Party brings any such action or proceeding, as approved by the JSC, the other Party agrees to be joined as a party plaintiff, if necessary, to prosecute the action or proceeding and to give the first Party reasonable assistance and authority to file and prosecute the suit. The Patent


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

Costs of patent enforcement to enforce any such jointly-owned Patents shall be included in [ * ] and recovery from any settlement or judgment shall be shared by the Parties in accordance with their respective Percentages.

      (c) Settlement with a Third Party. The Party that solely brings suit to enforce a given ICOS Patent or Biogen Patent under this Section 11.7 shall also have the right to control settlement of such claim; provided, however, that if one Party controls, no settlement shall be entered into without the written consent of the other Party. If there is no agreement between the Parties regarding such settlement, then the dispute will be resolved pursuant to Article
16. If the dispute is not resolved pursuant to Article 16, then the case may not be settled.

11.8  Third Party Patents, Trade Secrets and Trademarks

      (a) Third Party Claims -- Course of Action. If any of the Development, Commercialization or manufacturing activities actually conducted or to be conducted under this Agreement become known to a Party or are alleged by a Third Party to infringe a Third Party's Patent, misappropriate a Third Party's trade secret or violate a Third Party's trademark or other intellectual property, the Party becoming aware of such allegation shall promptly notify the other Party, in writing, reasonably detailing the claim.

      (b) Negotiation With a Third Party. Under the circumstances described in paragraph (a), the JSC shall determine which Party, if any, shall negotiate with said Third Party for a suitable license or assignment and execute such license or assignment, provided, however, that such Party shall enter into no such agreement unless it has first obtained the other Party's written approval of the terms of such agreement, including the amounts of any royalties or payments, which approval shall not be unreasonably withheld. If such negotiation results in a consummated agreement approved by both Parties, the executing Party shall make all payments to the Third Party and such payments shall be deemed Third Party License Fees for purposes of this Agreement and the paying Party shall be reimbursed for payment of such fees in accordance with Section 4.6(d) or as part of Reimbursable Commercial Costs under Section 6.2.

      (c) Third Party Suit. If a Third Party sues a Party (the "Sued Party") alleging that the Sued Party's or the Sued Party's sublicensees' Development, manufacture or Commercialization activities under this Agreement infringe or will infringe said Third Party's patent, misappropriate said Third Party's trade secret or violate a Third Party's trademark or other intellectual property, then upon the Sued Party's request and in connection with the Sued Party's defense of any such Third

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Party suit, the other Party shall provide reasonable assistance to the Sued Party for such defense and shall join such suit if deemed a necessary party. The Sued Party shall keep the other Party, if such other Party has not joined in such suit, reasonably informed on a quarterly basis, in person or by telephone, prior to and during the pendency of any such suit. The Sued Party shall not admit the invalidity of any ICOS Patent or Biogen Patent covering such activities nor settle any such suit, without written consent of the other Party, which consent shall not be unreasonably withheld. The Parties shall equally share in the reasonable litigation expenses, including settlement costs, royalties paid in settlement of any such suit and the payment of any damages to the Third Party, other than Third Party License Fees which shall be paid pursuant to Section 4.6(d) or as part of Reimbursable Commercial Costs under
Section 6.2.

11.9  [ * ]

11.10 ICOS In-License/Third Party Licenses

      Notwithstanding the provisions of this Article 11, the rights and obligations of the Parties under this Article 11 shall be subject to the rights and obligations of the licensors under any Third Party Licenses and the ICOS In-License.

                                   ARTICLE 12
                         REPRESENTATIONS AND WARRANTIES

12.1  Representations and Warranties

      Each of the Parties hereby represents and warrants as of the Effective Date as follows:

      (a) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      (b) Neither such Party nor any of its Affiliates has granted and, during the Term of this Agreement, such Party will not, and will ensure that its Affiliates do not, grant any rights to any Third Party which would conflict with the rights granted to the other Party under this Agreement.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

      (c) That such Party has the right to grant the licenses granted under this Agreement.

      (d) It has no knowledge of any communication from a Third Party alleging that the development, manufacture or Commercialization of Licensed Products has violated or would violate any of the intellectual property rights owned or controlled by such Third Party.

      (e) All of its employees and officers have executed agreements requiring assignment to the Party of all inventions made during the course of and as a result of their association with such Party and obligating the individual to maintain as confidential the confidential information of such Party.

      (f) To its knowledge, none of the data or information given or disclosed to the other Party regarding Licensed Product is untrue or inaccurate. To its knowledge, there is no other material data or information necessary to make the data and information provided or disclosed to the other Party regarding Licensed Products complete and not misleading.

      (g) To its knowledge, there are no third party patents that would be or might be infringed by the Development, manufacture, use or sale of Licensed Product other than those that have been brought to the attention of the other Party.

12.2  Limitation of Representations and Warranties

      THE FOREGOING WARRANTIES ARE IN LIEU OF, AND THE PARTIES EACH DISCLAIM, ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR ARISING BY LAW, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY (i) BY ICOS AS TO THE PATENTABILITY, VALIDITY, OR SCOPE OF ANY ICOS PATENTS OR ICOS KNOW-HOW; OR (ii) BY BIOGEN AS TO THE PATENTABILITY, VALIDITY, OR SCOPE OF ANY BIOGEN PATENTS OR BIOGEN KNOW-HOW.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                  ARTICLE 13
                     INFORMATION AND ADVERSE DRUG EVENTS
                                  AND REPORTS

13.1  Information

      Biogen and ICOS will disclose and make available to each other in a timely manner all preclinical, clinical, regulatory, commercial and other information concerning Licensed Products and constituting Know-how, including, without limitation, all Know-how relevant to the joint Co-Promotion of Licensed Products known by Biogen or ICOS at any time during the Term of this Agreement. Each Party will use Commercially Reasonable and Diligent Efforts to disclose to the other Party all significant information directly related to Licensed Products promptly after it is learned or its significance is appreciated.
Notwithstanding the foregoing, neither Party shall be obligated to disclose to the other Party confidential information about its products other than Licensed Product.

13.2  Complaints

      Each Party shall maintain a record of all non-medical and medical product-related complaints it receives with respect to any Licensed Product. Each Party shall notify the other Party of any complaint received by it in sufficient detail and in accordance with the timeframes and procedures for reporting established by the Joint Project Team and the Joint Commercialization Team, and in any event in sufficient time to allow the Party that holds the applicable regulatory filing to comply with any and all regulatory requirements imposed upon it in any country. The Party that holds the applicable regulatory filing in a particular country shall investigate and respond to all such complaints in such country with respect to any Licensed Product as soon as reasonably practicable. All such responses shall be made in accordance with the procedures established by the Joint Project Team and the Joint Commercialization Team. The Party responsible for responding to such complaint shall promptly provide the other Party with a copy of any such response.

13.3  Adverse Drug Events

      Each Party will be responsible for the safety surveillance and pharmacovigilance regulatory obligations with respect to Licensed Product in those territories where it is the sponsor of non-clinical or clinical development, including, but not limited to, animal toxicology or pharmacology studies, or where it is the license holder of the Licensed Product's Regulatory Approval. Each Party shall provide the responsible Party under this Section 13.3 with data on all adverse drug experience reports related to Licensed Product in each case in accordance with

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

procedures established by the Joint Project Team or the Joint Commercialization Team, or pursuant to an adverse event reporting agreement entered into by the Parties. ICOS and Biogen agree to fulfill all their safety surveillance and pharmacovigilance regulatory obligations with respect to Licensed Product. Where a joint venture entity is created by the Parties to be the license holder of Licensed Product's Regulatory Approval, the joint venture shall designate one of the Parties to coordinate safety surveillance and pharmacovigilance activities. The Parties agree that the groups responsible for the safety surveillance and pharmacovigilance of Licensed Product at each company shall meet within sixty
(60) days following the Effective Date to develop detailed procedures regarding the format, timing and content of the safety information to be exchanged between the Parties, and shall meet periodically thereafter to update the procedures.

                                   ARTICLE 14
                              TERM AND TERMINATION
14.1  Term

      This Agreement shall commence as of the Effective Date. Unless sooner terminated as provided in this Article 14, and except as provided in Sections
14.7 and 14.8, the remaining provisions of this Agreement relating to activities in the Territory shall continue in effect until [ * ].

14.2  Voluntary Termination by Either Party

      (a) Licenses. Either Party shall have the right to terminate this Agreement upon providing at least [ * ] to the other Party. In the event of termination under this Section 14.2, the following shall apply: (i) the terminating Party shall have no further rights under the licenses provided to it under Article 8; (ii) the terminating Party shall assign to the non-terminating Party the terminating Party's rights and obligations under any then existing Third Party Licenses for Licensed Products; and (iii) the terminating Party shall be deemed to have granted to the non-terminating Party a license, on the terms set forth in Sections 14.2(d) and 14.3, of the terminating Party's rights and interests in all ICOS Patents and ICOS Know-how (in the case of termination by ICOS) or Biogen Patents and Biogen Know-how (in the case of termination by Biogen) solely to research, develop, use, make, have made, market, sell, have sold and import Licensed Products in the Field in the Territory. The terminating Party shall retain all rights and interest in its own Patents and Know-how with respect to all products other than Licensed Products. A termination under this Section 14.2 shall not relieve the terminating Party of any of its obligations to share in the Development Costs accruing prior to the effective date of such termination or Wind-Down Costs.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

Following termination under this Section 14.2, the terminating Party shall not, without the prior written consent of the non-terminating Party, terminate or amend any agreement with a Third Party or Affiliate with respect to LFA-1 Antagonists or Licensed Products. In the event of termination under this Section 14.2, the terminating Party shall, at its cost, transfer to the other Party ownership of any regulatory submissions (including, without limitation, all Clinical Trial Applications and Drug Approval Applications) and Regulatory Approvals then in its name for all Licensed Products, and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership. If ownership of a regulatory submission or Regulatory Approvals cannot be transferred to the non-terminating Party in any country, the terminating Party shall grant to the non-terminating Party a permanent, exclusive and irrevocable right of access and reference to such regulatory submissions and Regulatory Approvals for Licensed Product in such country. If such right of access and reference is not sufficient to permit the non-terminating Party to file a Drug Approval Application and receive Regulatory Approval or to develop, make, market, use or sell Licensed Product, the terminating Party shall provide the non-terminating Party with the complete data package that the terminating Party used in regulatory submissions in such country in order to allow the non-terminating Party to file such Drug Approval Applications and receive Regulatory Approval in its own name. In the event that the Trademark Holder is the Terminating Party pursuant to this Section 14.2(a), the Trademark Holder shall assign to the other Party, without cost to the other Party, Trademark Holder's right, title and interest in the Product Trademarks owned by the Trademark Holder.

      (b) Royalties to Biogen. In the event of termination of this Agreement by Biogen under this Section 14.2, the royalty payment obligations of ICOS shall be as follows:

           [ * ]

      (c) Royalties to ICOS. In the event of termination of this Agreement by ICOS under this Section 14.2, the royalty payment obligation of Biogen shall be as follows:

           [ * ]

      In the event of termination of this Agreement by ICOS, Biogen shall remain obligated to make milestone payments to ICOS in accordance with Section 6.5.

      (d) License Agreement. Prior to the effective date of such termination by one Party pursuant to this Section 14.2, the Parties shall enter into a definitive license

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

agreement ("License Agreement") granting to the non-terminating Party (the
            -----------------
"Licensing Party") an [ * ] license under all the terminating Party's rights and
 ---------------
interests in ICOS Patents and ICOS Know-how (in the case of termination by ICOS) and Biogen Patents and Biogen Know-how (in the case of termination by Biogen), including a [ * ] license to the terminating Party's rights and interests in know-how and patent rights then existing and licensed to the Licensing Party pursuant to Section 8.3, to research, develop, make, have made, use, market, distribute, import, offer for sale, sell and have sold Licensed Product in the Field, in consideration of the non-terminating Party paying royalties on Royalty-Bearing Sales of Licensed Product sold by the non-terminating Party and its Affiliates and sublicensees, at the royalty rate applicable under Section 14.2(b) or 14.2(c). Such License Agreement shall contain all of the provisions described in this Section 14.2, the terms described in Section 14.3, the definitions set forth above in this Agreement with respect to Royalty-Bearing Sales and the other defined terms, and such other terms and conditions that are customary for similar types of transactions.

      (e) Manufacturing Obligation. In the event that at the time the Manufacturing Party terminates this Agreement it has been using a Third Party contract manufacturer to manufacture Licensed Products, the Manufacturing Party's sole obligation with respect to manufacture and supply of Licensed Product under this Agreement, the Clinical Supply Agreement and the Commercial Supply Agreement after termination shall be to assign its agreement with such Third Party contract manufacturer to the Distributing Party. In the event that at the time the Manufacturing Party terminates this Agreement, the Manufacturing Party is manufacturing Licensed Product at its own facilities, the Manufacturing Party shall remain responsible for supplying the amounts of Licensed Product that it was obligated to supply at the time of such termination (consistent with then current forecasts of requirements under the Commercial Manufacturing and Supply Agreement) for a reasonable period of time, [ * ], in order to allow the Distributing Party to find an alternate source of supply. The sole and exclusive amount to be paid by the Distributing Party for supplies of Licensed Product under the preceding sentence during the period after termination shall be as follows:

      [ * ]

      In the event the Manufacturing Party is obligated to continue to supply Licensed Product under this Agreement, the Distributing Party shall use Reasonable Commercial and Diligent Efforts to identify one or more viable suppliers [ * ] of termination and to transfer manufacturing operations as soon as commercially reasonable within the aforementioned [ * ] time frame.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

      In the event of termination of this Agreement by the Distributing Party, the Clinical Supply Agreement and the Commercial Manufacturing and Supply Agreement shall terminate.

      (f) Cooperation. In addition to the foregoing obligations, the terminating Party agrees to (i) make its personnel and other resources reasonably available to the other Party as necessary to effect an orderly transition of Development, manufacturing and/or Commercialization responsibilities, with the fully loaded cost of such personnel and resources to be borne by the non-terminating Party after the effective date of termination;
(ii) for a reasonable period of time [ * ] continue to assist in a transition of responsibilities to the non-terminating party; and (iii) transfer copies of all relevant information, files or data containing Know-how to the non-terminating party. Notwithstanding anything in the foregoing to the contrary, if the terminating Party is the supplying Party, the terminating Party will agree to perform technology transfer activities for a period of [ * ] following execution by the non-terminating Party of an agreement with a new supplier, subject to the payment of costs as set forth in the preceding sentence.

      (g)  No Other Rights and Obligations.  Upon any termination under this
Section 14.2, the Parties shall have no further rights or obligations under this Agreement except as set forth in this Section 14.2 and in Sections 6.4, 14.3,
14.7 and 14.8.

14.3  Termination License Agreement Provisions

      The License Agreement to be entered into between the Parties pursuant to
Section 14.2 shall contain the following terms and conditions in addition to those customary in license agreements in the biotechnology industry:

      (a) Date of Sale. The sales of Licensed Products shall be deemed to occur on the earlier of: [ * ].

      (b) Royalties. Royalties shall be paid on Royalty-Bearing Sales of those Licensed Products sold by the Licensing Party, its Affiliates and sublicensees in each calendar quarter.

      (c) One Royalty. The obligation to pay royalties under the License Agreement shall be imposed only once with respect to the same unit of Licensed Product, at the highest royalty rate applicable, regardless of the number of patents and patent applications pertaining thereto.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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      (d)  Royalty Payments. Royalty payments shall be made to the licensor
Party or its designee quarterly [ * ] following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report, described in subsection (j) below, summarizing the Royalty-Bearing Sales during the relevant calendar quarter. All royalty payments not made when due shall bear interest are calculated from the date such payment was due, at the rate equal to the [ * ], as determined by reference to the rates quoted in The
                                                                           ---
Wall Street Journal at close of business on the day the payment was due.
------------------

      (e) Term of Royalty Obligations. The Licensing Party shall pay royalties to the licensor Party hereunder as to each Licensed Product in each country worldwide for the later of: [ * ]. Upon expiration of the royalty term for a Licensed Product in a country as described above, the Licensing Party shall thereafter have an exclusive, paid-up irrevocable license to make, have made, use, market, sell, offer for sale, have sold and import such Licensed Product in that country.

      (f) Mode of Payment. All payments due shall be made in United States dollars via wire transfer of immediately available funds, or by such other commercially reasonable means as may be designated by the licensor Party, and shall be made where directed by the licensor Party from time to time. Royalty payments due on Royalty-Bearing Sales in countries or jurisdictions outside the United States shall be made in United States dollars after being converted by the Licensing Party into United States dollars at the rate of exchange for such country's or jurisdiction's currency in United States dollars as listed in The
                                                                           ---
Wall Street Journal on the last business day of the calendar quarter in which
-------------------
such sales were made.

      (g) Taxes. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments made to the licensor Party, the Licensing Party shall make such withholding payments as required and subtract such withholding payments from the payments otherwise to be paid.

      (h) Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties shall continue to be accrued in such country and Royalty-Bearing Sales in such country shall continue to be reported, but such royalties will not be paid until they may be removed from the country or, at licensor Party's request, shall be paid in the local currency into a local bank designated by the licensor Party for the account of the licensor Party. If such royalties are accrued, then at such time as the Licensing Party is able to remove currency from such country it shall also remove and pay the royalties accrued on the licensor Party's behalf.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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      (i)  Records.  Any Party making royalty payments under the License
Agreement, and its Affiliates and sublicensees, shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing Royalty-Bearing Sales. Such books of account shall be kept at the principal place of business of such Party, its Affiliates or sublicensees, as the case may be. Such books and the supporting data shall be open at all reasonable times, for [ * ] following the end of the calendar year to which they pertain, to the inspection of an independent public accountant selected by the reviewing Party and reasonably acceptable to the other Party for the purpose of verifying Royalty-Bearing Sales under the License Agreement, subject to the provisions of subsection (k) below.

      (j) Reports. Along with the royalty payments due under the License Agreement, a Party making royalty payments hereunder shall deliver to the receiving Party a true and accurate report, which sets forth such particulars of the business conducted by the paying Party, its Affiliates and sublicensees during such preceding calendar quarter as are pertinent to an accounting for Royalty-Bearing Sales and deductible expenses. Such reports shall include at least the following: (i) the total gross sales of Licensed Products occurring during that calendar quarter, (ii) the allowable deductions therefrom, (iii) the total Royalty-Bearing Sales of Licensed Products occurring during that calendar quarter, and (iv) the calculation of royalties, if any, due thereon pursuant to the License Agreement.

      (k) Examination. At the request and expense of a Party receiving payments under the License Agreement, the other Party (and its Affiliates and sublicensees) shall permit an independent certified public accountant selected by the reviewing Party and reasonably acceptable to the Party being reviewed, to examine, not more than [ * ] during the royalty term of the License Agreement, but including one post-termination of royalty obligations' examination, such books of account and records under subsection (i) as may be necessary to: (i) determine the correctness of any report or payment made under the License Agreement or (ii) obtain information as to any payment or reimbursement due for any relevant period in the case of the paying Party's failure to report, pay or reimburse pursuant to the License Agreement. Any such accountant shall enter into a confidentiality agreement with both Parties substantially similar to the confidentiality provisions of this Agreement limiting the disclosure and use of such information to the purposes germane to this subsection (k). Such examination shall be made at reasonable times during regular business hours and upon at least twenty (20) business days' prior notice. If such accountant reasonably determines that the royalties payable under the License Agreement have been, for any calendar year in total, understated by the paying Party, such paying Party shall immediately pay all understated royalties, together with interest on such royalties from the date accrued at a rate equal to the [ * ], as determined by reference to the rates

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

quoted in The Wall Street Journal at close of business of the day the payment of
          -----------------------
such royalties was due, and shall pay the reasonable costs of the examination if such paying Party has understated such royalties by more than the greater of [ * ].

      (l) Payments to or Reports by Affiliates and Sublicensees. Any payment required under any provision of the License Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate or sublicensee of that Party if designated by that Party as the appropriate recipient or reporting entity.

      (m) Indemnification. The Licensing Party shall indemnify the licensor Party for claims arising out of the development, design, manufacture, use, marketing and/or sale of Licensed Product.

      (n) Third Party License Fees. In the event of termination of this Agreement by ICOS, Biogen and ICOS will, in addition to the royalties set forth in Section 14.2(b) and (c), [ * ]. Except as provided in the preceding sentence, the Licensing Party shall be responsible for and shall pay all Third Party License Fees related to the Licensing Party's research, development, manufacture, marketing, distribution, importation and sale of Licensed Products following termination, [ * ] in the event that Biogen terminates this Agreement.

14.4  Termination for Breach

      (a) Material Breach. If either Party materially breaches this Agreement at any time, which breach is not cured within [ * ] of written notice thereof from the non-breaching Party (or if such breach is not susceptible of cure within such period, the breaching Party is not making diligent good faith efforts to cure such breach), the non-breaching Party shall have the right to terminate this Agreement. Upon such termination, the Parties shall have no further rights or obligations under this Agreement except as set forth in Sections 14.4(b), 14.5, 14.7 and 14.8. The Parties acknowledge and agree that failure to exercise any right or option with respect to any Licensed Product or to take any action expressly within the discretion of a Party shall not be deemed to be material breach hereunder.

      (b) Breaching Party Obligations. In the event of termination by a Party due to material breach by the other Party, in addition to the obligations specified in Section 14.5(a), the breaching Party shall: (i) remain responsible for its share of Development Costs scheduled to be paid (meaning current obligations have been incurred and amounts are to be actually paid in the period) during the period ending [ * ] following termination under the Annual Workplan/Budget in effect on the

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

effective date of termination and Wind-Down Costs; (ii) make its personnel and other resources reasonably available to the other Party as necessary to effect an orderly transition of Development and/or Commercialization responsibilities, with the reasonable cost of such personnel and resources to be borne by the non-breaching Party after the effective date of termination; (iii) for a reasonable period of time not to exceed [ * ], assist in the transition of responsibilities to the non-breaching Party; and (iv) transfer all relevant information, files or data to the non-breaching Party. Notwithstanding anything in the foregoing to the contrary, if the breaching Party is the supplying Party, the breaching Party will agree to perform technology transfer activities for a period of up to [ * ] following execution by the non-breaching Party of an agreement with a new supplier, subject to the payment of costs as set forth in the preceding sentence.

      In the event that the Distributing Party terminates this Agreement for breach by the Manufacturing Party and at such time as the Manufacturing Party has been using a Third Party contract manufacturer to manufacture Licensed Products, the Manufacturing Party's sole obligation with respect to manufacture and supply of Licensed Product under this Agreement, the Clinical Supply Agreement and the Commercial Supply Agreement upon such termination shall be to assign its agreement with such Third Party contract manufacturer to the Distributing Party. In the event that the Distributing Party terminates this Agreement for breach by the Manufacturing Party and at such time that the Manufacturing Party is manufacturing Licensed Product at its own facilities, the Manufacturing Party shall remain responsible for supplying the amounts of Licensed Product that it was obligated to supply at the time of such termination (consistent with then current forecasts of requirements under the Commercial Manufacturing and Supply Agreement) for a reasonable period of time, [ * ], in order to allow the Distributing Party to find an alternate source of supply. The sole and exclusive amount to be paid by the Distributing Party for supplies of Licensed Product under the preceding sentence during the period after termination shall be as follows:

      [ * ]

      In the event the Manufacturing Party is obligated to continue to supply Licensed Product under this Agreement, the Distributing Party shall use Reasonable Commercial and Diligent Efforts to identify one or more viable suppliers [ * ] of termination and to transfer manufacturing operations as soon as commercially reasonable within the aforementioned [ * ] time frame.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

      In the event of termination of this Agreement by the Manufacturing Party for breach by the Distributing Party, the Clinical Supply Agreement and the Commercial Supply Agreement shall terminate.

14.5  Effect of Termination for Breach

      (a) If either Party terminates this Agreement pursuant to Section 14.4 the following shall apply: (i) the breaching Party shall have no further rights under the licenses granted to it under Article 8, except to make or have made Licensed Product as required under Section 14.4(b); (ii) the breaching Party shall assign to the non-breaching Party the breaching Party's rights and obligations under any then existing licenses to [ * ] for Licensed Products;
(iii) the breaching Party shall be deemed to have granted to the non-breaching Party an exclusive, sublicensable, license in the Territory under the ICOS Patents and ICOS Know-how (where ICOS is the breaching Party) and the Biogen Patents and Biogen Know-how (where Biogen is the breaching Party) to develop, make, have made, use, market, sell, offer for sale, have sold or import Licensed Products in the Field in the Territory pursuant to Section 14.3; and (iv) the terms of termination will be the same as the terms of termination under Section
14.2 (including, but not limited to, the payment, manufacturing and cooperation obligations and the Licensing Agreement set forth in Section 14.2), with the breaching Party deemed to be the terminating Party for purposes of Section 14.2. In the event of termination under this Section 14.5, the breaching Party shall, at its cost, transfer to the non-breaching Party ownership of any regulatory submissions related to Licensed Product (including, without limitation, all Clinical Trial Applications and Drug Approval Applications) and Regulatory Approvals then in its name to the non-breaching Party, and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership. If ownership of a regulatory submission or Regulatory Approval cannot be transferred to the non-breaching Party in any country, the breaching Party shall grant to the non-breaching Party a permanent, exclusive and irrevocable right of access and reference to such regulatory submission and Regulatory Approvals for Licensed Product in such country. If such right of access and reference is not sufficient to permit the non-breaching Party to file a Drug Approval Application and receive Regulatory Approval or to develop, make, market, use or sell Licensed Product, the breaching Party shall provide the non-breaching Party with the complete data package that the breaching Party used in regulatory submissions in such country in order to allow the non-breaching Party to file such Drug Approval Applications and to receive Regulatory Approval in its own name.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

      (b) If this Agreement terminates pursuant to Section 14.4, the breaching Party shall assign to the non-breaching Party all of its right, title and interest in the Product Trademarks.

14.6  Bankruptcy

      Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement by written notice to the other Party in the event the other Party shall have become bankrupt or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged. Termination under this Section 14.6 shall be treated as a termination under Section 14.2, with the Party not giving the termination notice under this Section 14.6 (i.e., the Party subject to the bankruptcy, reorganization or other proceeding) being deemed the terminating Party for purposes of Section 14.2. All rights and licenses granted under to this Agreement by one Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 (56) of the Bankruptcy Code. The Parties agree that the terminating Party under this Section shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of a bankruptcy by the other Party as if the other Party were the terminating Party under Section 14.2. The Parties further agree that in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced and all embodiments of such intellectual property.

14.7  Surviving Rights

      Except as modified in Sections 14.2, 14.3, 14.4 and 14.5, the obligations and rights of the Parties under Articles 10, 12, and 15 and Sections 6.4(c), 11.1, 11.2 and 14.8 of this Agreement will survive termination or expiration of this Agreement (in the case of Article 10 for the periods set forth therein).

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

14.8  Accrued Rights; Surviving Obligations

      Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination, including, without limitation, the obligation to receive payments with respect to Licensed Product(s) sold before such termination.

                                   ARTICLE 15
                                INDEMNIFICATION

15.1  Indemnification in the Territory

      (a) Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Losses") resulting from claims by Third Parties arising directly or indirectly
 ------
from the manufacture, use, handling, storage, sale or other disposition of Licensed Products manufactured, sold or used in the Territory by the indemnifying Party, its Affiliates, agents or sublicensees, [ * ].

      (b) Any Party hereto seeking indemnification hereunder (in this context, the "indemnified party") shall notify the other party (in this context, the "indemnifying party") in writing reasonably promptly after the assertion against the indemnified party of any claim by a Third Party (a "Third Party Claim") in respect of which the indemnified party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

      (c) (i) The indemnifying party shall have the right, upon written notice given to the indemnified party [ * ] after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, [ * ], in which case the provisions of Section 15(c)(ii) shall govern.

           (ii) The indemnifying party shall select counsel reasonably acceptable to the indemnified party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the indemnified party, and shall keep the indemnified

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

party timely apprised of the status of such Third Party Claim, and shall not, without the prior written consent of the indemnified party, directly or indirectly assume any position or take any action that would impose any obligation of any kind on or restrict the actions of the indemnified party. The indemnifying party shall not, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, agree to a settlement of any Third Party Claim that could directly or indirectly lead to liability or create any financial or other obligation on the part of the indemnified party for which the indemnified party is not entitled to indemnification hereunder. The indemnified party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense. Notwithstanding the foregoing, in the event the indemnifying party fails to conduct the defense or handling of any Third Party Claim in good faith after having assumed such defense or handling, then the provisions of Section 15(d)(ii) shall govern.

      (d) (i) If the indemnifying party does not give written notice to the indemnified party, [ * ] after receipt of the notice from the indemnified party of any Third Party Claim, of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of Section 15(d)(ii) shall govern.

           (ii) The indemnified party may, at the indemnifying party's expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnified party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the indemnified party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

      (e) In the case of any Third Party Claim that is brought by a customer or supplier of the indemnified party and the indemnified party reasonable believes that conduct of the defense or handling of such Third Party Claim by the indemnifying party could adversely effect its continuing relationship with such customer or supplier, notwithstanding anything in Section 15(c) to the contrary, the indemnified party, at the indemnifying party's expense, may select counsel and defend or handle such Third Party Claim in accordance with Section 15(d)(ii) and the provisions of Section 15(d)(ii) shall govern.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

15.2  Insurance

      Beginning on the date that the first Licensed Product is first administered in a human clinical trial in any country in the Territory, ICOS and Biogen shall each procure and maintain, [ * ], the following insurance coverages:

      (a) Commercial General Liability: Including coverage for products and completed operations [ * ] and contractual liability (including coverage for advertising and personal injury). The policy shall have a limit of no less than [ * ].

      (b) Foreign Local Coverage: Where required by law, foreign local coverages in an amount that, at a minimum, satisfies the legal requirements of that jurisdiction.

      (c)  Policy Conditions:  All policies under (a) and (b) above shall:

           (i) be written by insurance companies with an A.M. Best's rating of A:VIII or higher and

           (ii) provide that coverage under such policy shall not be suspended, voided, canceled, non-renewed, reduced in scope or limits below [ * ], except after [ * ] written notice has been given to the other Party.

      Each Party shall name the other Party as an additional insured under such coverages and shall provide to the other Party a copy of the corresponding certificate of insurance reflecting such coverages.

                                   ARTICLE 16
                               DISPUTE RESOLUTION

16.1  Disputes

      The Parties recognize that disputes as to certain matters may from time to time arise during the Term of this Agreement which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 16 if and when a dispute arises under this Agreement. Unless otherwise specifically recited in this Agreement, [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

16.2  Arbitration

      If a dispute arises between the Parties, and if such dispute cannot be resolved pursuant to Section 16.1, the Parties shall enter into arbitration under the terms of this Section 16.2. Within [ * ] of delivery of notice from one Party to the other requesting arbitration under this Section 16.2, [ * ]. Each Party shall bear its own costs in connection with the arbitration proceedings, including the costs [ * ]. The arbitration shall be held in Chicago, Illinois and conducted under the rules of the AAA, except as otherwise expressly provided in this Section.

16.3  Matters to Proceed to Court

      Notwithstanding the foregoing, any dispute relating to the determination of validity of a Party's Patents or other issues relating solely to a Party's intellectual property and any dispute asserting breach of this Agreement or of the representations and warranties made hereunder [ * ].

                                   ARTICLE 17
                                 MISCELLANEOUS

17.1  Assignment

      Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior express written consent of the other, except as expressly set forth below in this Section 17.1. Notwithstanding the foregoing, either Party may assign this Agreement and its rights and delegate its obligations hereunder to any of its Affiliates or, with the written consent of the other Party which such consent shall not be unreasonably withheld, to a Third Party in connection with the transfer or sale of all or substantially all of its business relating to the subject matter of this Agreement (provided that any such assignment to a Third Party shall be deemed a Change of Control of the assigning Party for purposes of
Section 14).

17.2  Legal Compliance

      Each Party shall comply in all material respects with all laws, rules and regulations applicable to the conduct of its business in the Territory pursuant to this Agreement.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

17.3  Retained Rights

      Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development with respect to, or market, any products that do not constitute Licensed Products in or outside the Field using such Party's own technology.

17.4  Force Majeure

      Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, peril of the sea, lockout, embargo, act of God, or any other cause beyond the control and without the fault or negligence of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance. Such excuse shall continue as long as the condition preventing the performance continues. Upon cessation of such condition, the affected Party shall promptly resume performance hereunder. Each Party agrees to give the other Party prompt written notice of the occurrence of any such condition, the nature thereof, and the extent to which the affected Party will be unable to perform its obligations hereunder. Each Party further agrees to use all reasonable efforts to correct the condition as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform its obligations.

17.5  Further Actions

      Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.6  No Right to Use Names

      Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name "ICOS", "Biogen" or any other trade name or trademark of a Party or its Affiliates in connection with the performance of this Agreement.

17.7  Notices

      All notices hereunder shall be in writing and shall be deemed given on the date of service, if delivered personally or by facsimile transmission (receipt verified), or

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

telexed, on the date of receipt, if mailed by registered or certified mail (return receipt requested) or sent by express courier service and on the fifth day after mailing, if sent postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

     If to ICOS, addressed to:

          ICOS Corporation
          22021 - 20th Avenue SE
          Bothell, WA 98021
          Attention:    President
          Telephone:    (425) 485-1900
          Fax:          (425) 485-1911

     With a copy to:

          Perkins Coie LLP
          1201 Third Avenue
          Seattle, WA 98101
          Attention:    James R. Lisbakken
          Telephone:    (206) 583-8660
          Fax:          (206) 583-8500

     If to Biogen, addressed to:
          Biogen Inc.
          14 Cambridge Center
          Cambridge, MA 02142
          Attention:    Vice President - Business and Market Development
          Telephone:    (617) 679-2000
          Fax:          (617) 679-2804

     With a copy to:

          Vice President - General Counsel
          Telephone:    (617) 679-2000
          Fax:          (617) 679-2838

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

17.8  Waiver

      Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party's rights or remedies provided in this Agreement. Except as set forth in Article 16, nothing in this Agreement shall be construed to limit in any way either Party's rights and remedies in the event of breach by the other Party of any term of this Agreement or the failure of any representation or warranty by the other Party to be true and accurate when made.

17.9  Severability

      If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law and (b) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

17.10 Governing Law

      This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.
17.11 Ambiguities

      Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authorized the ambiguous provision.

17.12 Headings

      All headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

17.13 Counterparts

      This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.14 Entire Agreement

      This Agreement, including all Exhibits attached hereto which are hereby incorporated herein by reference, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and, except as otherwise set forth herein, supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

17.15 Independent Contractors

      Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

                   [This space is intentionally left blank.]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

                                   ICOS CORPORATION


                                   By: /s/ Paul N. Clark
                                       -----------------------------------------
                                       Paul N. Clark
                                       President and Chief Executive Officer


                                   BIOGEN, INC.


                                   By: /s/ James C. Mullen
                                       -----------------------------------------
                                       James C. Mullen
                                       President and Chief Executive Officer


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.